UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )
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Abington Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 2, 2009
Dear Shareholder:
You are cordially invited to attend the Annual Meeting of Shareholders of Abington Bancorp, Inc. The meeting will be held at the Huntingdon Valley Country Club located at 2295 Country Club Drive, Huntingdon Valley, Pennsylvania 19006, on Thursday, May 14, 2009 at 10:30 a.m., Eastern Daylight Time.
At the Annual Meeting, you will be asked to elect two directors for a three-year term and ratify the appointment of Beard Miller Company LLP as our independent registered public accounting firm for the year ending December 31, 2009. Each of these matters is more fully described in the accompanying materials.
This year, we are pleased to take advantage of the Securities and Exchange Commission’s rule allowing companies to furnish proxy materials to shareholders over the Internet. We believe that this e-proxy process expedites shareholders’ receipt of proxy materials, while also lowering the costs and reducing the environmental impact of our Annual Meeting. On April 2, 2009, we began mailing to certain shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access this proxy statement and 2008 Annual Report and vote online. All other shareholders will receive the proxy statement and Annual Report by mail.
It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. We urge you to vote your proxy today, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person at the Annual Meeting, but will ensure that your vote is counted if you are unable to attend.
Your continued support of Abington Bancorp, Inc. is sincerely appreciated.

Very truly yours,

Robert W. White
Chairman, President and Chief Executive Officer

ABINGTON BANCORP, INC.
180 Old York Road
Jenkintown, Pennsylvania 19046
(215) 886-8280
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME	10:30 a.m., Eastern Daylight Time, Thursday, May 14, 2009

PLACE	Huntingdon Valley Country Club 2295 Country Club Drive Huntingdon Valley, Pennsylvania

ITEMS OF BUSINESS	(1) To elect two directors for a three-year term expiring in 2012 and until their successors are elected and qualified;

(2) To ratify the appointment of Beard Miller Company LLP as our independent registered public accounting firm for the year ending December 31, 2009; and

(3) To transact such other business, as may properly come before the meeting or at any adjournment thereof. We are not aware of any other such business.

RECORD DATE	Holders of Abington Bancorp common stock of record at the close of business on March 19, 2009 are entitled to vote at the meeting.

ANNUAL REPORT	Our 2008 Annual Report to Shareholders is enclosed but is not a part of the proxy solicitation materials.

PROXY VOTING
It is important that your shares be represented and voted at the meeting. You can vote your shares over the Internet, by telephone or by completing and returning the proxy card sent to you. Voting instructions are printed on the proxy card or voting instruction card you received. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS

Frank Kovalcheck
Corporate Secretary

Jenkintown, Pennsylvania
April 2, 2009

ABINGTON BANCORP, INC.
PROXY STATEMENT
ABOUT THE ANNUAL MEETING OF SHAREHOLDERS
We are furnishing this proxy statement to holders of common stock of Abington Bancorp, Inc., the mid-tier holding company of Abington Bank. We are soliciting proxies on behalf of our Board of Directors to be used at the Annual Meeting of Shareholders to be held at the Huntingdon Valley Country Club located at 2295 Country Club Drive, Huntingdon Valley, Pennsylvania, on Thursday, May 14, 2009 at 10:30 a.m., Eastern Daylight Time, and at any adjournment thereof, for the purposes set forth in the attached Notice of Annual Meeting of Shareholders. This proxy statement is first being mailed to shareholders on or about April 2, 2009.
What is the purpose of the Annual Meeting?
At our Annual Meeting, shareholders will act upon the election of directors and ratification of our independent registered public accounting firm. In addition, management will report on the performance of Abington Bancorp and respond to questions from shareholders.
Who is entitled to vote?
Only our shareholders of record as of the close of business on the record date for the meeting, March 19, 2009, are entitled to vote at the meeting. On the record date, we had 24,449,526 shares of common stock issued and outstanding and no other class of equity securities outstanding. For each issued and outstanding share of common stock you own on the record date, you will be entitled to one vote on each matter to be voted on at the meeting, in person or by proxy.
Why did I receive a Notice of Internet Availability?
We have elected to provide access to our proxy materials and 2008 Annual Report on the Internet instead of sending a full set of printed proxy materials to all our shareholders as in years past. On or about April 2, 2009, we intend to mail to most of our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to electronically access this proxy statement and the 2008 Annual Report and vote online or by telephone. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request it. Instead, the Notice instructs you on how to access and review all of the important information contained in this proxy statement and the 2008 Annual Report on the Internet. The Notice also instructs you on how you may submit your proxy over the Internet.

How do I submit my proxy?
After you have carefully read this proxy statement, the procedures for voting your shares are as follows:
If you are a Shareholder of Record. If you are a shareholder of record, meaning our shares are registered in your name, there are four methods by which you may vote your proxy at the Annual Meeting:
•	Telephone: To vote by telephone, follow the instructions printed on the Notice or the proxy card sent to you. If you submit your voting instructions by telephone, you do not have to mail in a proxy card.
•	Internet: To vote by Internet, follow the instructions printed on the Notice sent to you or on the proxy card. If you vote on the Internet, you do not have to mail a proxy card.
•	Mail: To vote by mail, complete, sign and date a proxy card and return it promptly in the postage paid envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
•	In Person: To vote in person, attend the Annual Meeting. You will be given a ballot at the Annual Meeting.
Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy. We encourage you to vote by telephone or the Internet, both of which are convenient, cost-effective, and reliable alternatives to returning a proxy card by mail. Please choose only one method to cast your vote by proxy.
If you are a Beneficial Owner. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received the Notice and voting instructions from that organization rather than from Abington Bancorp. You may vote by telephone or over the Internet as instructed by your broker or bank. Alternatively, you may request a paper copy of the proxy materials. To vote in person at the Annual Meeting, you must obtain a valid legal proxy from your broker, bank or other agent.
Can I attend the meeting and vote my shares in person?
Yes. All shareholders are invited to attend the Annual Meeting. Shareholders of record can vote in person at the Annual Meeting. If your shares are held in “street” name, then you are not the shareholder of record and you must ask your broker or other nominee how you can vote at the Annual Meeting.
Can I change my vote after I return my proxy card?
Yes. If you are a shareholder of record, there are three ways you can change your vote or revoke your proxy after you have sent in your proxy form.
•	First, you may submit a new proxy via the Internet, by telephone or by sending a proxy card by mail. Any earlier proxies will be revoked automatically.
•	Second, you may send a written notice to our Corporate Secretary, Mr. Frank Kovalcheck, Abington Bancorp, Inc., 180 Old York Road, Jenkintown, Pennsylvania 19046, stating that you would like to revoke your proxy.
•	Third, you may attend the Annual Meeting and vote in person. Any earlier proxy will be revoked. However, attending the Annual Meeting without voting in person will not revoke your proxy.

If your shares are held in “street” name and you have instructed a broker or other nominee to vote your shares, you must follow directions from your broker or other nominee to change your vote.
What constitutes a quorum?
The presence at the meeting, in person or by proxy, of the holders of a majority of votes that all shareholders are entitled to cast on a particular matter will constitute a quorum. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting.
What are the Board of Directors’ recommendations?
The recommendations of the Board of Directors are set forth under the description of each proposal in this proxy statement. In summary, the Board of Directors recommends that you vote FOR the nominees for director described herein and FOR ratification of the appointment of Beard Miller Company LLP as our independent registered public accounting firm for the year ending December 31, 2009.
The proxy solicited hereby, if properly signed and returned to us and not revoked prior to its use, will be voted in accordance with your instructions contained in the proxy. If no contrary instructions are given, each proxy signed and received will be voted in the manner recommended by the Board of Directors and, upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment of the Annual Meeting and will not be used for any other meeting.
What vote is required to approve each item?
The election of directors will be determined by a plurality of the votes cast at the Annual Meeting. The three nominees for director receiving the most “for” votes will be elected. The ratification of the appointment of our independent registered public accounting firm will require the affirmative vote of a majority of the votes cast on the proposal.
Under the Pennsylvania Business Corporation Law, an abstention or broker non-vote is not counted as a vote cast and accordingly, will have no effect on the vote to elect directors or ratify the appointment of our independent registered public accounting firm.
INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR, CONTINUING
DIRECTORS AND EXECUTIVE OFFICERS
Election of Directors (Proposal One)
Our Articles of Incorporation provide that the Board of Directors shall be divided into three classes as nearly equal in number as possible. The directors are elected by our shareholders for staggered terms and until their successors are elected and qualified. No director is related to any other director or executive officer by first cousin or closer.
At this Annual Meeting, you will be asked to elect one class of directors, consisting of three directors, for a three-year term expiring in 2012 and until their successors are elected and qualified. Shareholders of Abington Bancorp are not permitted to use cumulative voting for the election of directors. Our Nominating and Corporate Governance Committee recommended the nomination of Messrs. Czerwonka and Pannepacker to the class of directors whose term expires in 2012. Messrs. Callantine and White and Ms. Margraff Kieser currently serve as directors of Abington Bancorp and Abington Bank.

Unless otherwise directed, each proxy executed and returned by a shareholder will be voted for the election of the nominees for director listed below. If any person named as a nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for any replacement nominee or nominees recommended by our Board of Directors. At this time, the Board of Directors knows of no reason why any of the nominees listed below may not be able to serve as a director if elected.
The following tables present information concerning the nominees for director and each director whose term continues, all of whom also serve as directors of Abington Bank. Ages are reflected as of March 19, 2009. Where applicable, service as a director includes service as a director of Abington Bank.
Nominees for Director for a Three-Year Term Expiring in 2012

		Principal Occupation During the Past Five Years/Public	Director
Name	Age	Directorships	Since

Michael F. Czerwonka, III, CPA	55	Partner, Fitzpatrick & Czerwonka, Certified Public Accountants, Abington, Pennsylvania, since 1988 and Treasurer of Abington School District, Abington, Pennsylvania from July, 2004 to June, 2005. Mr. Czerwonka is a member of the American Institute of Certified Public Accountants and the Pennsylvania Institute of Certified Public Accountants.	1998

Robert J. Pannepacker, Sr.	60	President, Penny’s Flowers, a florist in Glenside, Pennsylvania since 1966.	1991
The Board of Directors recommends that you vote FOR election of the nominees for director.
Members of the Board of Directors Continuing in Office
Directors Whose Term Expires in 2010

		Principal Occupation During the Past Five Years/Public	Director
Name	Age	Directorships	Since

Joseph B. McHugh	74	Owner, Joseph B. McHugh, P.E., a mechanical engineering consulting firm, Jenkintown, Pennsylvania, since May 1999; prior thereto, Owner and Chief Executive Officer of McHugh Services Co. Inc., Oreland, Pennsylvania.	1991

G. Price Wilson, Jr.	66	Partner, Quinn Wilson Real Estate in Abington, Pennsylvania	2006

Directors Whose Term Expires in 2011

		Principal Occupation During the Past Five Years/Public	Director
Name	Age	Directorships	Since

Douglas S. Callantine	57	President of Grosvenor Investment Management US Inc. and its predecessor companies since 1982.	2007

Jane Margraff Kieser	73	Retired. Formerly, Senior Vice President, Operations and Human Resources, Abington Bank from 1980 to December 2001.	2002

Robert W. White	64	Chairman of the Board, President and Chief Executive Officer of Abington Bancorp since June 2004; Chairman of the Board and Chief Executive Officer of Abington Bank since 1995 and President since 1991.	1977
Executive Officers Who Are Not Directors
Set forth below is information regarding individuals currently serving as executive officers of Abington Bancorp and Abington Bank who do not also serve as directors. Ages are as of March 19, 2009.

Name	Age	Principal Occupation During the Past Five Years

Frank Kovalcheck	51	Senior Vice President and Secretary of Abington Bancorp and Abington Bank since October 1, 2008; previously, Senior Vice President of Abington Bancorp since June 2004 and Senior Vice President of Abington Bank since June 2001; prior thereto, Senior Vice President and Assistant Secretary, First Federal Savings and Loan Association of Bucks County, Bristol, Pennsylvania from 1976 to 2001.

Jack J. Sandoski, CPA	65	Senior Vice President and Chief Financial Officer of Abington Bancorp since June 2004; Senior Vice President of Abington Bank since 1997 and Chief Financial Officer and Treasurer since 1988.

Eric L. Golden, CPA	34	Vice President and Controller of Abington Bancorp since April 2006; Assistant Vice President and Assistant Controller of Abington Bancorp from July 2004 to April 2006; previously, senior accountant, Deloitte & Touche LLP.

Thomas J. Wasekanes	52	Senior Vice President of Abington Bancorp and Senior Vice President and Chief Lending Officer of Abington Bank since August 2008; previously, Vice President Mortgage Lending of Abington Bank since 1988.
In accordance with Abington Bancorp’s Bylaws, our executive officers are elected annually and hold office until their respective successors have been elected and qualified or until death, resignation or removal by the Board of Directors.
Director Compensation
Directors of Abington Bancorp are not compensated separately by Abington Bancorp. The directors also serve as directors of Abington Bank and are compensated by Abington Bank for such service.

Members of Abington Bank’s Board of Directors received $1,100 per meeting attended and a $11,000 annual retainer for 2008. Members of the Audit Committee received $500 per meeting, with the Chair receiving $700 per meeting. The members of the Compensation and Nominating and Corporate Governance Committees received $400 per meeting, with the Chair receiving $500. Such fees were paid only if the meetings were attended. Board fees are subject to periodic adjustment by the Board of Directors.
We maintain a Deferred Compensation Plan for our Board of Directors whereby non-employee directors may elect to defer a portion of their board fees until the earlier of retirement, termination of service, death or disability, each as defined in the Deferred Compensation Plan. The participants’ accounts are invested in cash unless they elect to invest all or a portion of their accounts in stock units representing an equal number of shares of Abington Bancorp common stock. Payments upon retirement, termination of service or disability will be made, at the election of the participant, in a lump sum or monthly installments over a period not to exceed fifteen years. Upon death of a participant prior to termination of service, payments are made to his or her beneficiary in a lump sum. We also maintain a Board Retirement Plan. Pursuant to the Board’s Retirement Plan, upon retirement after reaching age 75, non-employee directors will receive an annual benefit equal to 75% of the director fees paid in the year of retirement for a period of 10 years. If a director dies while serving as a director and prior to reaching age 75, his or her beneficiary will receive the present value of the director’s accrued retirement benefit in a lump sum.
Director Compensation Table. The table below summarizes the total compensation paid to our non-employee directors for the year ended December 31, 2008.

					Change in Pension
	Fees				Value and Nonqualified
	Earned				Deferred	All Other
	or Paid		Stock	Option	Compensation	Compen-
Name	in Cash		Awards(1)	Awards(2)	Earnings(3)	sation(4)	Total(5)
Douglas S. Callantine	$21,700	(3)	$41,805	$25,113	$2,077	$—	$90,695
Michael F. Czerwonka, III	27,400		70,644	44,645	436	1,917	145,042
Jane Margraff Kieser	25,400		70,644	33,796	18,769	1,917	150,526
Joseph B. McHugh	26,200		70,644	33,796	11,913	1,917	144,470
Robert J. Pannepacker, Sr.	27,700		70,644	44,645	353	1,917	145,259
G. Price Wilson, Jr.	26,200		41,805	26,981	6,308	—	101,294

(1)	Reflects expense recognized in accordance with Statement of Financial Accounting Standards No. 123(R) related to grants of restricted stock awards to directors in July 2005 and January 2008 under the 2005 and 2007 Recognition and Retention Plans, respectively. Such awards are vesting pro rata over five years commencing July 5, 2006 and January 30, 2009, respectively. Each non-employee director, other than Messrs. Callantine and Wilson, received an award of 19,200 shares that had a grant date fair value of $144,120 in July 2005 and each non-employee director received an award of 25,000 shares that had a grant date of value of $227,750 in January 2008.

(2)	Reflects expense recognized in accordance with Statement of Financial Accounting Standards No. 123(R) related to grants of stock options under the 2005 Stock Option Plan made to each non-employee director, other than Messrs. Callantine and Wilson, covering 48,000 shares in July 2005 which vest pro rata over five years commencing July 5, 2006 and, in the case of Mr. Wilson covering 6,400 shares made in November 2006, which vests pro rata over five years commencing November 17, 2007 and grants under the 2007 Stock Option Plan made to each non-employee director covering 60,000 shares in January 2008, which are vesting pro rata over five years commencing on January 30, 2009. The full grant date values of the awards are set forth below.

	Grant Date Fair Value of	Grant Date Fair Value of
Name	2005 Option Plan Awards	2007 Option Plan Awards
Douglas S. Callantine	$—	$136,560
Michael F. Czerwonka, III	97,740	136,560
Jane Margraff Kieser	73,740	103,680
Joseph B. McHugh	73,740	103,680
Robert J. Pannepacker, Sr.	97,740	136,560
G. Price Wilson, Jr.	17,176	128,040
(Footnotes continued on the following page)

(3)	Our directors participate in the board of directors deferred compensation plan and board retirement plan. In addition, Ms. Margraff Kieser maintains an account in the executive deferred compensation plan with respect to amounts accumulated while she served as an executive officer. The amounts represent the changes in the actuarial present value of accumulated pension benefits. There are no above-market or preferential earnings paid on the accounts under the deferred compensation plan. Mr. Callantine deferred all of his board fees in 2008 to the deferred compensation plan.

(4)	Consists of dividends paid on shares awarded pursuant to the 2005 Recognition and Retention Plan that vested during 2008.

(5)	At December 31, 2008, each non-employee director held the following amount of unvested stock awards under our 2005 and 2007 Recognition and Retention Plans and outstanding options under our 2005 and 2007 Stock Option Plans:

Name	Unvested Stock Awards	Option Awards
Douglas S. Callantine	25,000	60,000
Michael F. Czerwonka, III	32,680	79,200
Jane Margraff Kieser	32,680	79,200
Joseph B. McHugh	32,680	79,200
Robert J. Pannepacker, Sr.	32,680	79,200
G. Price Wilson, Jr.	25,000	63,840
Committees and Meetings of the Board of Directors
During the year ended December 31, 2008, the Board of Directors of Abington Bancorp met 14 times. No director of Abington Bancorp attended fewer than 75% of the aggregate of the total number of Board meetings held during the period for which he/she has served as a director and the total number of meetings held by all committees of the Board on which he/she served. A majority of our directors are independent directors as defined in the Nasdaq listing standards. The Board of Directors has determined that Messrs. Callantine, Czerwonka, McHugh, Pannepacker and Wilson and Ms. Margraff Kieser are independent directors. Members of the Board also serve on committees of Abington Bank.
Membership on Certain Board Committees. The Board of Directors of Abington Bancorp has established an Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The following table sets forth the membership of such committees as of the date of this proxy statement.

Nominating
and Corporate
Directors	Audit	Compensation	Governance
Douglas S. Callantine		*	*
Michael F. Czerwonka, III	**
Jane Margraff Kieser		*	*
Joseph B. McHugh	*
Robert J. Pannepacker, Sr.	*	**	**
G. Price Wilson, Jr.	*

*	Member.

**	Chair.
Audit Committee. The Audit Committee reviews with management and our independent registered public accounting firm Abington Bancorp’s systems of internal controls, reviews our annual financial statements, including the Form 10-K and monitors Abington Bancorp’s adherence to generally accepted accounting principles in our in accounting and financial reporting. The Audit Committee is currently comprised of three directors, all of whom are independent directors as defined in the Nasdaq’s listing standards. Mr. Czerwonka, a certified public accountant and partner in the accounting firm of Fitzpatrick & Czerwonka, has been designated as our Audit Committee Financial Expert by the Board of Directors. The Audit Committee of Abington Bancorp met nine times in 2008. The committee’s charter is available on our website at www.abingtonbank.com under the Investor Relations heading.

Nominating and Corporate Governance Committee. It is the responsibility of the Nominating and Corporate Governance Committee to, among other functions, nominate directors for election at the Annual Meeting. The Nominating and Corporate Governance Committee met once in 2008 to consider director nominations and recommended nominees to the full Board of Directors for this Annual Meeting. The Nominating and Corporate Governance Committee members are independent directors, as defined in the Nasdaq listing standards. The committee’s charter is available on our website at www.abingtonbank.com under the Investor Relations heading.
Compensation Committee. It is the responsibility of the Compensation Committee of Abington Bancorp to set the compensation of Abington Bancorp’s Chief Executive Officer and Chief Financial Officer as well as the other named executive officers. The Compensation Committee of Abington Bancorp met three times in fiscal 2008. Each of the members of the Compensation Committee is an independent director as defined in the Nasdaq listing standards. The committee’s charter is available on our website at www.abingtonbank.com under the Investor Relations heading.
Directors’ Attendance at Annual Meetings
Although we do not have a formal policy regarding attendance by members of the Board of Directors at annual meetings of shareholders, we expect that our directors will attend. All of our directors attended the 2008 Annual Meeting of Shareholders of Abington Bancorp.
Director Nominations
The Charter of the Nominating and Corporate Governance Committee sets forth certain criteria that the committee may consider when recommending individuals for nomination including: ensuring that the Board of Directors, as a whole, is diverse and consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise (including expertise that could qualify a director as a “financial expert,” as that term is defined by the rules of the SEC), local or community ties, minimum individual qualifications, including strength of character, mature judgment, familiarity with our business and industry, independence of thought and an ability to work collegially. The committee also may consider the extent to which the candidate would fill a present need on the Board of Directors. In addition, our Bylaws provide that no person 75 years of age or older is eligible for nomination to the Board of Directors. The Nominating and Corporate Governance Committee will also consider candidates for director suggested by other directors, as well as our management and shareholders. Any shareholder wishing to make a nomination must follow our procedures for shareholder nominations, which are described under “Shareholder Proposals, Nominations and Communications with the Board of Directors” at page 28.
Code of Conduct and Ethics
Abington Bancorp maintains a comprehensive Code of Conduct and Ethics which covers all directors, officers and employees of Abington Bancorp and its subsidiaries. The Code of Conduct and Ethics requires that our directors, officers and employees avoid conflicts of interest; maintain the confidentiality of information relating to Abington Bancorp and its customers; engage in transactions in the common stock only in compliance with applicable laws and regulations and the requirements set forth in the Code of Conduct and Ethics; and comply with other requirements which are intended to ensure that they conduct business in an honest and ethical manner and otherwise act with integrity and in the best interest of Abington Bancorp. Our Code of Conduct and Ethics specifically imposes standards of conduct on our chief executive officer, chief financial officer, principal accounting officer and other persons with financial reporting responsibilities who are identified in regulations issued by the SEC dealing with corporate codes of conduct.

Our directors, officers and employees are required to affirm in writing that they have reviewed and understand the Code of Conduct and Ethics. A copy of our Code of Conduct and Ethics is available on our website at www.abingtonbank.com under the Investor Relations heading. In accordance with the listing requirements of The Nasdaq Stock Market, we will disclose on the SEC’s Form 8-K, the nature of any amendments to this Code of Conduct and Ethics (other than technical, administrative, or other non-substantive amendments), our approval of any material departure from a provision of this Code of Conduct and Ethics, and our failure to take action within a reasonable period of time regarding any material departure from a provision of this Code of Conduct and Ethics that has been made known to any of our executive officers.
MANAGEMENT COMPENSATION
Compensation Discussion and Analysis
Overview. Our executive compensation program is designed to provide incentives to our executive officers to effectively lead and manage our business and achieve our corporate goals. Because the compensation of our executive officers plays an integral role in the successful operation of Abington Bancorp, our compensation programs are designed to attract, retain, and motivate qualified, effective executives and professionals. Decisions regarding executive compensation are made by our Compensation Committee, which reviews a number of factors, including performance of the individual executive officers, the performance of Abington Bancorp as well as publicly available compensation surveys for comparable companies. As of December 31, 2008, the members of our Compensation Committee were Ms. Margraff Kieser and Messrs. Callantine and Pannepacker, who is Chairman. In this Compensation Discussion and Analysis, our chief executive officer, our chief financial officer and the four other executive officers included in the Summary Compensation Table following this Compensation Discussion and Analysis section are referred to collectively as our “named executive officers.”
During the year ended December 31, 2008, we compensated our named executive officers with a combination of base salary, bonus, equity compensation and participation in benefit plans at levels that we believed were comparable to other financial institution peers of similar size within our region. In addition to salaries and bonuses, the primary benefit plans made available to our named executive officers include our employee stock ownership plan, stock option plans and recognition and retention plans, 401(k) Plan, our frozen deferred compensation plan, supplemental executive retirement plan and split-dollar life insurance. Our compensation plans have been developed by our Board of Directors and the Compensation Committee with the assistance of our management. Historically, the Compensation Committee has conducted an analysis of our compensation levels based on its review of various publicly available surveys or reports to assist in setting appropriate levels of compensation for our named executive officers. In the future, we may determine to engage the service of a compensation consultant to review our policies and procedures with respect to executive compensation, or conduct annual benchmark reviews of our executive compensation, however, we have no specific plans to do so at this time.
We offer various fringe benefits to all of our employees, including our executive officers, on a non-discriminatory basis, including group policies for medical, dental, life, disability and accidental death insurance. Our President and Chief Executive Officer receives an automobile allowance and country club dues. The Compensation Committee believes that such additional benefits are appropriate and assist Mr. White in fulfilling his employment obligations as chief executive officer. No perquisites are provided to the other executive officers of Abington Bancorp.

Objectives of Our Compensation Programs. The primary objectives of our executive compensation policies and programs are to attract, retain and motivate talented and qualified individuals to manage and lead our company, which we believe will promote our corporate growth strategy and enhance long-term shareholder value. We focus on determining appropriate compensation levels that will enable the organization to meet the following objectives:
•	To attract, retain and motivate an experienced, competent executive management team;
•	To reward the executive management team for the enhancement of shareholder value based on our annual earnings performance and the market price of our stock;
•	To ensure that compensation rewards are adequately balanced between short-term and long-term considerations;
•	To encourage ownership of our common stock through grants of stock options and restricted stock awards to bank management; and
•	To maintain compensation levels that are competitive with other financial institutions particularly those of executive officers at peer institutions based on asset size and market area.
Elements of Executive Compensation
Base Salary. For 2008, the Compensation Committee determined the base salaries of Messrs. White, Sandoski, Gormley, Kovalcheck and Golden and submitted such determination to the full board of directors for review. The Compensation Committee also approved the base salary of Mr. Wasekanes in August, 2008 when he became a named executive officer. Mr. White, the only named executive officer who is also a member of the Board, did not participate in discussions regarding his own compensation. In setting base salary, the Compensation Committee conducted a review of publicly available salary surveys produced by American Bankers Association (ABA) and L. R. Webber. The ABA is a national bank trade organization and their survey lists various job titles by asset size of the bank and the geographic region in which the bank operates. The L. R. Webber survey covers Pennsylvania banks and also provides information based on the institution’s asset size and geographic region within the state. Generally, the peer groups consisted of financial institutions within an asset range of $1 billion to $2.9 billion in the mid-Atlantic region.
In determining base salaries for 2008, the Compensation Committee considered the overall financial performance of Abington Bancorp, the individual’s contribution to the attainment of Abington Bank’s internal budget, growth in market share, leadership, complexity of position, expense containment, asset quality and Abington Bank’s ratings with our banking regulators, however, no particular weight was given to any single factor. The base salaries for Messrs White, Sandoski, Gormley, Kovalcheck and Golden were $304,000, $152,500, $142,300, $133,000 and $85,000, respectively, for 2008, increases of 3.0%, 3.0%, 0%, 3.0% and 5.3%, respectively, from 2007 salaries. Mr. Wasekanes had a base salary of $90,750 at the start of 2008, an increase of 2.3% over his base salary in 2007. At the time of his promotion to Senior Vice President and Chief Lending Officer in August 2008, the Compensation Committee approved an increase in his base salary to $120,000. Mr. Gormley retired from Abington Bancorp as of September 30, 2008. For Mr. Wasekanes, the increase in base salary was reflective of his promotion and increased responsibilities due to Mr. Gormley’s retirement. The Compensation Committee believes that the base salaries paid to each member of the senior management team are commensurate with their duties, performance and range for the industry compared with financial institutions of similar size within our region.

Upon his September 30, 2008 retirement, Mr. Gormley and Abington Bank entered into a consulting and noncompetition agreement whereby Mr. Gormley agreed to provide business counsel to Abington Bank. Mr. Gormley is receiving $10,000 per month for an 18 month period following his retirement for his consulting services. Mr. Gormley will be compensated $7,500 per month for an additional 18 month period after his consulting term is complete during the noncompetition period in the agreement. For the fourth quarter of 2008 Mr. Gormley was paid $30,000 under the agreement.
Incentive/Bonus Compensation. The Compensation Committee allocates the annual bonuses paid to Messrs. White, Sandoski, Gormley, Kovalcheck, Golden and Wasekanes from a bonus pool for all employees that, for fiscal 2008, represented 15.6% of net profit. The Compensation Committee determines the aggregate amount from that pool that is paid to the named executive officers as a group, and which for 2008 amounted to 12.7% of the total bonus pool. For 2008, such amount was allocated to the named executive officers based on their base salary and performance. As part of their determination, the Compensation Committee considered the ABA and L. R. Webber surveys described above and determined that the aggregate and individual cash bonus amounts were commensurate with the performance of Abington Bancorp and the named executive officers during the year. The cash bonuses paid to Messrs. Sandoski, Kovalcheck, Golden and Wasekanes for 2008 were $13,725, $11,970, $7,650 and $9,123, respectively. Due to the extraordinary economic environment and Abington Bancorp’s reported earnings, Mr. White requested that the Compensation Committee not grant a bonus to him for 2008. After considering Mr. White’s request, the Compensation Committee did not allocate any of the 2008 cash bonus pool to Mr. White. Mr. Gormley did not receive any bonus for 2008 due to his retirement in September 2008. In the aggregate, cash bonuses paid to executive management were 81.8% less than the cash bonuses paid in 2007 for the same six named executive officers. The Compensation Committee determined to allocate a larger portion of the 2008 bonus pool to non-executives than for the 2007 bonus pool. By utilizing a calculation of cash bonus as a percentage of net profit, the Compensation Committee believes this component of executive compensation properly focuses management on the attainment of Abington Bancorp’s short term performance.
Equity Compensation. The Compensation Committee uses the award of stock options and recognition and retention plan shares to align the interests of the named executive officers with those of Abington Bancorp’s shareholders. At the annual meeting of shareholders in 2005, shareholders approved our 2005 stock option plan and 2005 recognition and retention plan. Messrs. White, Sandoski, Gormley, Kovalcheck, Golden and Wasekanes received awards from the Compensation Committee under those plans during 2005 which are vesting at a rate of 20% per year over five years. See “Management — Outstanding Equity Awards at Fiscal Year End.” Additional stock option awards were granted to Messrs. Golden and Wasekanes under the 2005 stock option plan during 2006 and 2007. At a special meeting of shareholders in January, 2008, shareholders approved the 2007 stock option plan and 2007 recognition and retention plan. In January 2008, the Compensation Committee subsequently granted additional stock option and restricted share awards to directors and executive management under the 2007 stock option plan and 2007 recognition and retention plan which are vesting at a rate of 20% per year over five years. In connection with the promotion of Mr. Wasekanes in August 2008, the Compensation Committee granted additional stock options to him under the 2005 stock option plan and 2005 recognition and retention plan. The Compensation Committee believes that the five-year vesting of stock options and recognition and retention plan awards focus senior management on long term performance and stock appreciation. Vesting at a rate over no less than five years was mandated under the federal banking regulations applicable as a result of our mutual holding company reorganization completed in 2005 and second step conversion completed in 2007 and facilitates our goal of retaining our experienced, effective management team.

Stock option awards have an exercise price equal to the fair market value of Abington Bancorp’s common stock on the date of the award. The Compensation Committee closely monitors the stock option awards to all employees and directors for their adherence to applicable accounting, tax and other regulatory requirements. No changes to the option awards or option exercise price have been made to any option granted under our stock option plan other than changes required due to the second step conversion completed in June, 2007. At such time, all outstanding shares of the former Abington Community Bancorp were exchanged for 1.6 shares of Abington Bancorp and all outstanding stock option awards were automatically adjusted to reflect the exchange ratio with respect to the number of shares covered by the option award as well as the exercise price. Restricted stock awards were also automatically adjusted to reflect the exchange ratio.
Information regarding the outstanding stock option grants and unvested recognition and retention plan awards is included in the section titled “Management — Outstanding Equity Awards at Fiscal Year End.” For information regarding Abington Bancorp’s expense related to each stock option and recognition and retention plan award that vested during fiscal 2008, as calculated in accordance with Statement of Financial Accounting Standards No. 123(R), see “Management — Summary Compensation Table.”
Employment Agreements. Prior to 2008, Abington Bank entered into employment agreements with each of the named executive officers other than Mr. Wasekanes. The contracts are reviewed annually by the Compensation Committee and the full board of directors. For additional information regarding the terms of the employment agreements, see “Management — Employment Agreements.”
Benefit Plans. The Compensation Committee reviews annually the expense and appropriateness of all benefit plans for the named executive officers and all other employees. Our benefit plans include a supplemental executive retirement plan, 401(k) plan, deferred compensation plan, employee stock ownership plan, and other benefit plans such as medical, dental, life and disability insurance.
Abington Bank maintains a deferred compensation plan for the named executive officers, except for Mr. Golden and Mr. Wasekanes. As of January 1, 2005, Abington Bank ceased contributing to the deferred compensation plan. Plan balances remain on behalf of each of the participants for contributions prior to 2005, the majority of which are invested in Abington Bancorp common stock. The negative amounts reported as aggregate earnings in the table under “Management — Benefit Plans — Nonqualified Deferred Compensation” were primarily the result of the decrease in Abington Bancorp’s stock price during 2008.
The Compensation Committee also reviewed the existing supplemental executive retirement plan in 2008 and determined that no changes were necessary. The Compensation Committee believes that the supplemental executive retirement plan is a means to provide suitable, supplemental retirement benefits to senior management. The supplemental executive retirement plan provides the participants with a ten-year benefit upon retirement at age 65 or older in an amount equal to 50% of the executive’s average base compensation, as defined, for the highest three calendar years during the 10 years immediately preceding retirement. Mr. Golden and Mr. Wasekanes do not participate in the supplemental executive retirement plan.
Abington Bank has purchased bank-owned life insurance and entered into endorsement split dollar insurance agreements with each of the named executive officers in consideration for termination of the named executive officers’ participation in the group life insurance benefits provided to other employees of Abington Bank. Bank-owned life insurance and the related split dollar life insurance arrangements are commonly utilized by financial institutions to provide a benefit to their executive officers while generating additional income and funding various other employee benefit programs. A description of the endorsement split dollar agreements is set forth under “Management — Benefit Plans — Endorsement Split Dollar Insurance Agreements.”

Summary Compensation Table
The table below summarizes the total compensation paid or earned by each of the named executive officers for the years ended December 31, 2008, 2007 and 2006 and one additional executive officer who was not serving at year end.

						Change in
						Pension Value
						and Nonqualified	All
						Deferred	Other
				Stock	Option	Compensation	Compen-
Name and Principal Position	Year	Salary(1)	Bonus	Awards(2)	Awards(2)	Earnings(3)	sation(4)	Total

Robert W. White	2008	$304,000	$—	$377,580	$226,052	$32,088	$76,938	$1,016,658
Chairman of the Board, President and	2007	295,000	93,500	168,140	104,527	96,216	75,321	832,704
Chief Executive Officer	2006	285,000	97,347	168,140	104,527	82,107	69,860	806,981

Jack J. Sandoski	2008	152,500	13,725	94,821	76,003	57,814	31,475	426,338
Senior Vice President, Chief Financial	2007	148,000	48,500	42,035	34,842	61,327	32,562	367,266
Officer and Treasurer	2006	143,000	48,844	42,035	34,842	52,501	31,511	352,733

Frank Kovalcheck	2008	133,000	11,970	94,821	82,038	8,378	27,476	357,683
Senior Vice President and	2007	129,000	42,500	42,035	38,118	13,616	27,202	292,471
Corporate Secretary	2006	122,000	41,671	42,035	38,118	11,356	26,735	281,915

Thomas J. Wasekanes	2008	101,375	9,123	28,820	13,697	—	19,723	172,738
Senior Vice President and Chief	2007	88,750	9,762	10,814	3,841	—	20,088	135,255
Lending Officer (since August 2008)	2006	85,653	9,850	10,814	2,657	—	19,568	128,542

Eric L. Golden	2008	85,000	7,650	18,861	7,808	—	15,749	135,068
Vice President and Controller	2007	80,706	10,000	7,206	2,450	—	16,504	116,866
	2006	77,530	8,916	7,206	1,296	—	16,667	111,615

Edward W. Gormley	2008	106,725	—	21,628	19,520	—	35,914	183,787
Senior Vice President and Secretary	2007	142,300	39,500	42,035	38,118	30,430	31,192	323,575
(through September 2008)	2006	138,000	47,136	42,035	38,118	25,410	30,314	321,013

(1)	In addition to salary, the amounts disclosed in this column include amounts contributed by the named executive officer to the Abington Bank 401(k) plan. We periodically review, and may increase, base salaries in accordance with the terms of employment agreements or Abington Bancorp’s normal annual compensation review for each of our named executive officers.

(2)	Reflects the amount expensed in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123(R) during the fiscal year with respect to awards of restricted stock awards and/or stock options, as the case may be, with respect to each of the named executive officers. The estimated fair value of options granted to the named executive officers during 2008, 2007, 2006 and 2005, was $2.17, $2.80, $2.69 and $1.91 per share, respectively. The fair value was estimated on the date of grant in accordance with SFAS No. 123(R) using the Black-Scholes Single Option Pricing Model with the following weighted average assumptions used. The fair value has been adjusted for the exchange ratio as a result of our second-step conversion:

	Year Ended December 31,
	2008	2007	2006	2005
Dividend yield	2.19%	1.87%	1.47%	1.67%
Expected volatility	23.27%	29.47%	23.38%	23.62%
Risk-free interest rate.	3.30 – 3.49%	4.27%	4.43%	3.93 – 4.05%
Expected life of options	6 – 7 years	6 years	6 years	6 – 7 years

(3)	Messrs. White, Sandoski and Kovalcheck are participants in Abington Bank’s frozen executive deferred compensation plan and supplemental executive retirement plan (“SERP”). The amounts for Messrs. White, Sandoski and Kovalcheck reflect increases in the actuarial present value of SERP benefits. There are no above-market or preferential earnings paid on the named executive officers’ accounts under the deferred compensation plan. Mr. Gormley forfeited his benefits under the SERP due to his September 30, 2008 retirement. The accrued SERP benefits for Mr. Gormley were $317,441 at this retirement, which were reversed as a result of their forfeiture. Mr. Gormley is still a participant in the executive deferred compensation plan.

(4)	Includes employer matching contributions of $6,900, $4,575, $3,989, $3,026, $2,124 and $3,119 allocated in 2008 to the accounts of Messrs. White, Sandoski, Kovalcheck, Wasekanes, Golden and Gormley, respectively, under Abington Bank’s 401(k) plan and split-dollar life insurance premiums paid by Abington Bank of $700, $700, $280, $343, $100 and $0 for Messrs. White, Sandoski, Kovalcheck, Wasekanes, Golden and Gormley, respectively in fiscal 2008. Also includes the fair market value at December 31, 2008 of the shares of common stock allocated pursuant to the employee stock ownership plan in 2008, representing $35,300, $23,406, $20,412, $15,636 and $13,046 for each of Messrs. White, Sandoski, Kovalcheck, Wasekanes and Golden, respectively, and dividends paid on shares awarded pursuant to the 2005 Recognition and Retention Plan that vested during 2008. Includes $6,500 of country club dues and automobile allowances of $16,356 for Mr. White in 2008. Includes dividends paid on shares awarded pursuant to the 2005 Recognition and Retention Plan that vested in 2008. Mr. Wasekanes received $1,000 each in 2006 and 2007 for opting out of the bank’s health insurance plan. Mr. Gormley received $30,000 pursuant to his retirement, consulting and non-competition agreement effective as of October 1, 2008.

Grants of Plan-Based Awards
The following table provides information with respect to equity awards granted to the named executive officers during 2008 under our 2007 Recognition and Retention Plan and 2007 Stock Option Plan. Abington Bancorp and Abington Bank do not maintain a management incentive plan.

		All Other	All Other
		Stock	Option
		Awards:	Awards:		Grant Date
		Number of	Number of		Fair Value
		Shares of	Securities	Exercise or Base	of Stock and
		Stock or	Underlying	Price of Option	Option
Name	Grant Date	Units(1)	Options(2)	Awards ($/Sh)(3)	Awards(4)

Robert W. White	1/30/08	125,000	—	n/a	$1,138,750
	1/30/08	—	310,000	$9.11	661,540

Jack J. Sandoski	1/30/08	31,500	—	n/a	286,965
	1/30/08	—	105,000	$9.11	224,070

Frank Kovalcheck	1/30/08	31,500	—	n/a	286,965
	1/30/08	—	105,000	$9.11	238,980

Thomas J. Wasekanes	1/30/08	8,000	—	n/a	72,880
	8/25/08	7,000	—	n/a	67,410
	1/30/08	—	12,000	$9.11	25,236
	8/25/08	—	25,000	$9.63	58,975

Eric L. Golden	1/30/08	7,000	—	n/a	63,770
	1/30/08	—	12,000	$9.11	25,236

Edward W. Gormley(5)	1/30/08	31,500	—	n/a	286,965
	1/30/08	—	105,000	$9.11	238,980

(1)	Reflects shares of restricted stock granted pursuant to Abington Bancorp’s 2007 Recognition and Retention Plan and Trust Agreement wich become vested at the rate of 20% per year commencing on January 30, 2009 and for the additional award to Mr. Wasekanes, on August 25, 2009.

(2)	Reflects stock options granted pursuant to Abington Bancorp’s 2007 Stock Option Plan which become vested at the rate of 20% per year commencing on January 30, 2009 and for the additional award to Mr. Wasekanes, that will commence vesting on August 25, 2009.

(3)	Based on the fair market value of a share of Abington Bancorp common stock on the date of grant.

(4)	The fair value of the restricted stock and stock options granted is computed in accordance with Statement of Financial Accounting Standards No. 123(R).

(5)	All the stock options and restricted stock awards to Mr. Gormley were forfeited on his retirement as of September 30, 2008.

Outstanding Equity Awards at Fiscal Year-End
The table below sets forth outstanding equity awards at December 31, 2008 to our named executive officers.

	Option Awards				Stock Awards
					Number of Shares	Market Value of
	Number of Securities Underlying			Option	or Units of Stock	Shares or Units of
	Unexercised Options(1)		Exercise	Expiration	That Have Not	Stock That Have
Name	Unexercisable	Exercisable	Price	Date	Vested	Not Vested
Robert W. White	112,320	168,480	$7.51	7/5/2015	169,800	$1,570,650
	310,000	—	9.11	1/30/2018
Jack J. Sandoski	37,440	56,160	7.51	7/5/2015	42,700	394,975
	105,000	—	9.11	1/30/2018
Frank Kovalcheck	37,440	56,160	7.51	7/5/2015	42,700	394,975
	105,000	—	9.11	1/30/2018
Thomas J. Wasekanes	2,784	4,176	7.51	7/5/2015	17,880	165,390
	960	640	10.18	11/17/2016
	1,600	400	9.63	8/22/2017
	12,000	—	9.11	1/30/2018
	25,000	—	9.63	8/25/2018
Eric L. Golden	1,280	1,920	7.51	7/5/2015	8,920	82,510
	960	640	10.18	11/17/2016
	1,600	400	9.63	8/22/2017
	12,000	—	9.11	1/30/2018
Edward W. Gormley	—	—	—	—	—	—

(1)	Options are vesting at a rate of 20% per year commencing on the first anniversary of the date of grant.
Option Exercises and Stock Vested
The table below sets forth the number of shares acquired and their value on the date of vesting pursuant to our 2005 Recognition and Retention Plan for the year ended December 31, 2008. None of our named executive officers exercised stock options during the fiscal year or, for Mr. Gormley, during the period in which he served as an executive officer.

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares Acquired	Value Realized
Name	Acquired on Exercise	on Exercise	on Vesting(1)	on Vesting(1)
Robert W. White	—	$—	22,400	$205,184
Jack J. Sandoski	—	—	5,600	51,296
Frank Kovalcheck	—	—	5,600	51,296
Thomas J. Wasekanes	—	—	1,440	13,190
Eric L. Golden	—	—	960	8,793
Edward W. Gormley	—	—	5,600	51,296

(1)	Represents shares granted pursuant to the 2005 Recognition and Retention Plan that vested on July 5, 2008. On July 7, 2008, the closing price of Abington Bancorp common stock was $9.16 per share, the first trading date after July 5, 2008.
Employment Agreements
On November 28, 2007, the Boards of Directors of Abington Bank and Abington Bancorp approved the amendment and restatement of Abington Bank’s and Abington Bancorp’s employment agreements, dated as of December 29, 2006, entered into with Robert W. White, Chairman of the Board, President and Chief Executive Officer, and the employment agreements, dated as of December 29, 2006, entered into between Abington Bank and each of our Senior Vice Presidents: Edward W. Gormley, Frank Kovalcheck and Jack J. Sandoski and the August 8, 2007 employment agreement entered into between Abington Bank and Eric L. Golden.

The employment agreements were primarily amended and restated in 2007 in order to comply with Section 409A of the Internal Revenue Code of 1986, as amended, and the final regulations issued by the Internal Revenue Service. Section 409A of the Internal Revenue Code governs the deferral of compensation where the director, officer or employee has a legally binding right to compensation that is payable in a future year. Section 409A imposed new requirements with respect to deferral elections, payment events and payment elections.
The amended and restated agreements between Abington Bank, Abington Bancorp and Mr. White are substantially similar, however, in order to comply with the policies of the Office of Thrift Supervision, certain payments otherwise payable under the amended and restated agreement with Abington Bank are reduced or “scaled back” if they would constitute a “parachute payment” pursuant to Section 280G of the Internal Revenue Code. In addition, the amended and restated agreement between Abington Bank and Mr. White and the agreement between Abington Bancorp and Mr. White include the following provisions:
•	Salary and other compensation payable to Mr. White will be shared by Abington Bancorp and Abington Bank on a proportional basis.
•	In the event Mr. White’s employment is involuntarily terminated, other than for cause, disability, retirement or death, or by Mr. White for good reason, as defined, prior to a change in control, he will be entitled to a lump sum payment equal three times his current base salary plus highest bonus received in the prior three years, plus the continuation of certain employee benefits for a period up to the remaining term of the agreement.
•	In the event Mr. White’s employment is terminated concurrently with or within 12 months following a change in control, Mr. White will be entitled to a lump sum payment equal to 2.99 times his “base amount” as defined under Section 280G of the Internal Revenue Code, subject to reduction in the amended and restated agreement with Abington Bank, plus the continuation of certain employee benefits for up to three years. Under his agreement with Abington Bancorp, Abington Bancorp will reimburse Mr. White for any excise tax liability incurred pursuant to Sections 280G and 4999 of the Internal Revenue Code and for any additional taxes incurred as a result of such reimbursement.
•	In the event of Mr. White’s disability, he will be entitled to receive aggregate annual disability benefits at least equal to 60% of his then current salary through his 70th birthday.
•	A death benefit equal to three times Mr. White’s base salary.
•	The agreements contain non-competition and arbitration provisions substantially similar to those currently in place with Mr. White.
In addition, Abington Bank’s Amended and Restated Employment Agreements with Messrs. Gormley, Kovalcheck, Sandoski and Golden include the following provisions:
•	If the executive’s employment is terminated by Abington Bank, other than for cause, disability, retirement or death, or is terminated by the executive for good reason, as defined, prior to a change in control, the executive will be entitled to a lump sum payment equal to two times his current base salary and any bonus received in the prior year, plus continuation of certain employee benefits for up to two years.

•	If the executive’s employment is terminated concurrently with or within 12 months following a change in control, the executive will be entitled, with certain exceptions, to a lump sum payment equal to three times his current base salary (two times in the case of Mr. Golden) and bonus for the prior year plus continuation of certain employee benefits for up to three years, subject to reduction in the event such payments or benefits would constitute a “parachute payment” under Section 280G of the Internal Revenue Code.
Although the above-described employment agreements could increase the cost of any acquisition of control of Abington Bancorp, we do not believe that the terms thereof would have a significant anti-takeover effect.
Potential Payments Upon Termination of Employment or Change in Control
The tables below reflect the amount of compensation to each of the named executive officers of Abington Bancorp and Abington Bank in the event of termination of such executive’s employment. The amount of compensation payable to each named executive officer upon voluntary termination, early retirement, involuntary not-for-cause termination, termination following a change in control and in the event of disability or death of the executive is shown below. The amounts shown assume that such termination was effective as of December 31, 2008, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from Abington Bancorp and Abington Bank.
Robert W. White. The following table shows the potential payments upon termination of employment or a change in control of Abington Bancorp or Abington Bank to Robert W. White, our President and Chief Executive Officer.

			Involuntary
			Termination Without
			Cause or Termination	Change in
			by the Executive for	Control With
	Voluntary	Termination	Good Reason Absent a	Termination of	Death or
Payments and Benefits	Termination	for Cause	Change in Control	Employment	Disability (l)		Retirement (m)

Severance payments and benefits: (a)
Cash severance (b)	$—	$—	$1,271,073	$1,276,442	$843,721	(n)	$—
Medical and dental benefits (c)	—	—	55,866	55,866	—		—
Other welfare benefits (d)	—	—	17,848	17,848	—		—
Club dues (e)	—	—	12,400	18,600	—		—
Automobile expenses (f)	—	—	32,636	48,954	—		—
§280G tax gross-up (g)	—	—	—	703,400	—		—

Equity awards: (h)
Unvested stock options (i)	—	—	—	238,837	238,837		—
Unvested restricted stock awards (j)	—	—	—	1,570,650	1,570,650		—

Total payments and benefits (k)	$—	$—	$1,389,823	$3,930,597	$2,653,208		$—

(Footnotes follow the table on page 19)

Jack J. Sandoski. The following table shows the potential payments upon termination of employment or a change in control of Abington Bancorp or Abington Bank to Jack J. Sandoski, our Senior Vice President and Chief Financial Officer.

			Involuntary
			Termination Without
			Cause or Termination	Change in
			by the Executive for	Control With
	Voluntary	Termination	Good Reason Absent a	Termination of	Death or
Payments and Benefits	Termination	for Cause	Change in Control	Employment	Disability (l)	Retirement (m)

Severance payments and benefits: (a)
Cash severance (b)	$—	$—	$402,000	$603,000	$—	$—
Medical and dental benefits (c)	—	—	35,753	55,866	—	—
Other welfare benefits (d)	—	—	909	1,420	—	—
Club dues (e)	—	—	—	—	—	—
Automobile expenses (f)	—	—	—	—	—	—
§280G cut-back (g)	—	—	—	(205,354)	—	—

Equity awards: (h)
Unvested stock options (i)	—	—	—	79,846	79,846	—
Unvested restricted stock awards (j)	—	—	—	394,975	394,975	—

Total payments and benefits (k)	$—	$—	$438,662	$929,753	$474,821	$—

(Footnotes follow the table on page 19)
Frank Kovalcheck. The following table shows the potential payments upon termination of employment or a change in control of Abington Bancorp or Abington Bank to Frank Kovalcheck, our Senior Vice President.

			Involuntary
			Termination Without
			Cause or Termination by	Change in
			the Executive for	Control With
	Voluntary	Termination	Good Reason Absent a	Termination of	Death or
Payments and Benefits	Termination	for Cause	Change in Control	Employment	Disability (l)	Retirement (m)

Severance payments and benefits: (a)
Cash severance (b)	$—	$—	$351,000	$526,500	$—	$—
Medical and dental benefits (c)	—	—	45,588	71,234	—	—
Other welfare benefits (d)	—	—	909	1,420	—	—
Club dues (e)	—	—	—	—	—	—
Automobile expenses (f)	—	—	—	—	—	—
§280G cut-back (g)	—	—	—	(229,302)	—	—

Equity awards: (h)
Unvested stock options (i)	—	—	—	79,846	79,846	—
Unvested restricted stock awards (j)	—	—	—	394,975	394,975	—

Total payments and benefits (k)	$—	$—	$397,497	$844,673	$474,821	$—

(Footnotes follow the table on page 19)

Eric L. Golden. The following table shows the potential payments upon termination of employment or a change in control of Abington Bancorp or Abington Bank to Eric L. Golden, our Vice President and Controller.

			Involuntary
			Termination Without
			Cause or Termination by	Change in
			the Executive for	Control With
	Voluntary	Termination	Good Reason Absent a	Termination of	Death or
Payments and Benefits	Termination	for Cause	Change in Control	Employment	Disability (l)	Retirement (m)

Severance payments and benefits: (a)
Cash severance (b)	$—	$—	$95,000	$190,000	$—	$—
Medical and dental benefits (c)	—	—	13,473	27,811	—	—
Other welfare benefits (d)	—	—	383	791	—	—
Club dues (e)	—	—	—	—	—	—
Automobile expenses (f)	—	—	—	—	—	—
§280G cut-back (g)	—	—	—	—	—	—

Equity awards: (h)
Unvested stock options (i)	—	—	—	3,907	3,907	—
Unvested restricted stock awards (j)	—	—	—	82,510	82,510	—

Total payments and benefits (k)	$—	$—	$108,856	$305,019	$86,417	$—

(Footnotes follow the table below)
Thomas J. Wasekanes. The following table shows the potential payments upon termination of employment or a change in control of Abington Bancorp or Abington Bank to Thomas J. Wasekanes, our Senior Vice President and Chief Lending Officer.

Involuntary
Termination Without
			Cause or Termination by	Change in
			the Executive for	Control With
	Voluntary	Termination	Good Reason Absent a	Termination of	Death or
Payments and Benefits	Termination	for Cause	Change in Control	Employment	Disability (l)	Retirement (m)

Severance payments and benefits: (a)
Cash severance (b)	$—	$—	$—	$—	$—	$—
Medical and dental benefits (c)	—	—	—	—	—	—
Other welfare benefits (d)	—	—	—	—	—	—
Club dues (e)	—	—	—	—	—	—
Automobile expenses (f)	—	—	—	—	—	—
§280G cut-back (g)	—	—	—	—	—	—

Equity awards: (h)
Unvested stock options (i)	—	—	—	6,524	6,524	—
Unvested restricted stock awards (j)	—	—	—	165,390	165,390	—

Total payments and benefits (k)	$—	$—	$—	$171,914	$171,914	$—

(a)	These severance payments and benefits are payable if the executive’s employment is terminated prior to a change in control either (i) by the Company or the Bank for any reason other than cause, disability, retirement or death or (ii) by the executive if the Company or the Bank takes certain adverse actions (a “good reason” termination). The severance payments and benefits are also payable if an executive’s employment is terminated during the term of the executive’s employment agreement following a change in control.
(Footnotes continued on following page)

(b)	For Mr. White, the amount in the Involuntary Termination column represents a lump sum payment equal to three times the sum of his current base salary from the Company and the Bank and his highest bonus paid in the prior three calendar years, while the amount in the Change in Control column represents 2.99 times his average taxable income from the Company and the Bank for the five years preceding the year in which the date of termination occurs. For each other executive, the amount in the Involuntary Termination column represents two times (one time for Mr. Golden) the sum of the executive’s current base salary and bonus for the prior calendar year, while the amount in the Change in Control column represents a lump sum cash payment equal to three times (two times for Mr. Golden) the sum of the executive’s current base salary and bonus for the prior calendar year.

(c)	In the Involuntary Termination column, represents the estimated present value cost of providing continued medical and dental coverage to each of the executives for the remaining term of Mr. White’s employment agreement or for an additional 24 months (12 months for Mr. Golden) for each of the other executives. In the Change in Control column, represents the estimated present value cost of providing continued medical and dental coverage to each of the executives for an additional 36 months (24 months for Mr. Golden). In each case, the benefits will be discontinued if the executive obtains full-time employment with a subsequent employer which provides substantially similar benefits. The estimated costs assume the current insurance premiums or costs increase by 10% in each of 2010 and 2011.

(d)	In the Involuntary Termination column, represents the estimated present value cost of providing continued life, accidental death and long-term disability coverage to each of the executives for the remaining term of Mr. White’s employment agreement or for an additional 24 months (12 months for Mr. Golden) for each of the other executives. In the Change in Control column, represents the estimated present value cost of providing such benefits to each of the executives for an additional 36 months (24 months for Mr. Golden). In each case, the benefits will be discontinued if the executive obtains full-time employment with a subsequent employer which provides substantially similar benefits. The estimated costs assume the current insurance premiums or costs increase by 10% in each of 2010 and 2011.

(e)	Represents the estimated costs of paying club dues to Mr. White for an assumed additional 24 months in the Involuntary Termination column (36 months in the Change in Control column), based on the amounts paid in 2007. The amounts have not been discounted to present value.

(f)	Represents the estimated costs of paying automobile leases and related expenses to Mr. White for an assumed additional 24 months in the Involuntary Termination Column (36 months in the Change in Control column), based on the amounts paid in 2007. The amounts have not been discounted to present value.

(g)	The payments and benefits to Mr. White in the Change in Control column are subject to a 20% excise tax to the extent the parachute amounts associated therewith under Section 280G of the Code equal or exceed three times his average taxable income for the five years ended December 31, 2007. His payments exceed this threshold. If a change in control was to occur, the Company believes that the Section 280G gross-up payments could be reduced or even eliminated if the timing of the change in control permitted tax planning to be done. However, if the excise tax cannot be avoided, then the Company has agreed in its employment agreement with Mr. White to pay the 20% excise tax and the additional federal, state and local income taxes and excise taxes on such reimbursement in order to place him in the same after-tax position he would have been in if the excise tax had not been imposed. If the parachute amounts associated with the payments and benefits to Messrs. Sandoski, Kovalcheck and Golden equal or exceed three times their average taxable income for the five years ended December 31, 2007, such payments and benefits in the event of a change of control will be reduced by the minimum amount necessary so that they do not trigger the 20% excise tax. The amount of the reductions for such officers are shown in the tables. If the timing of the change in control permitted tax planning to be done, the Company believes that the amount of the cut-backs could be reduced or even eliminated.

(h)	The vested stock options held by Messrs. White, Sandoski, Kovalcheck, Golden and Wasekanes had a value of approximately $293,200, $97,700, $97,700, $3,300 and $7,300, respectively, based on the December 31, 2008 closing price of $9.25 per share. Such value can be obtained in the event of termination due to voluntary termination, death, disability, retirement or cause only if the executive actually exercises the vested options in the manner provided for by the relevant option plan and subsequently sells the shares received for $9.25 per share. In the event of a termination of employment, each executive (or his or her estate in the event of death) will have the right to exercise vested stock options for the period specified in his or her option grant agreement. If the termination of employment occurs following a change in control, each executive can exercise the vested stock options for the remainder of the original ten-year term of the option.

(i)	All unvested stock options will become fully vested upon an executive’s death, disability or retirement after age 65 or upon a change in control. None of the executives had reached age 65 as of December 31, 2008.

(j)	If an executive’s employment is terminated as a result of death or disability, unvested restricted stock awards are deemed fully earned. In addition, in the event of a change in control of the Company, the unvested restricted stock awards are deemed fully earned.
(Footnotes continued on following page)

(k)	Does not include the value of the vested benefits to be paid under our tax-qualified 401(k) plan and ESOP or under our SERP and our Executive Deferred Compensation Plan. See the Pension Benefits table and the Nonqualified Deferred Compensation table under “- Benefit Plans” below. Also does not include the value of vested stock options set forth in Note (h) above, earned but unpaid salary, accrued but unused vacation leave, reimbursable expenses and any additional amounts that would be allocated to ESOP participants in the event of a change in control.

(l)	If the employment of any of the executives had terminated on December 31, 2008 due to death, such executive’s beneficiaries or estate would have received life insurance proceeds of $400,000 ($650,000 if the death was due to an accident) under our bank owned life insurance policies. For Mr. White, this amount is in addition to the continuation of his base salary in the event of his death as described in Note (n) below. The life insurance coverage is based on three times base salary, subject to a cap of $250,000, plus an additional $150,000 for each executive for a total benefit of $400,000 ($650,000 if the death was due to an accident). If the employment of any of the executives had terminated on December 31, 2008 due to disability, they would each have received disability benefits equal to 65% of their base salary for up to the first six months, after a four-week waiting period. If the executive is still disabled after six months, he would then receive disability benefits equal to 60% of his base salary, subject to a benefit cap of $5,000 per month, until the executive reaches his normal retirement age of 65, minus Social Security disability benefits. In addition, Mr. White has a separate disability policy that would pay him $3,750 per month until his 65th birthday. Mr. White will also receive supplemental disability benefits as described in Note (n) below. In addition, each executive’s unvested stock options and unvested restricted stock awards will become fully vested upon death or disability. The SERP benefits discussed in Note (m) below will also become payable following death or disability.

(m)	The Company has a supplemental executive retirement plan (the “SERP”) covering each executive. Under the SERP, the normal retirement benefits in the event of retirement, death or disability on or after age 65 is an annual benefit equal to 50% of the executive’s salary for the highest three of the last 10 years, with the annual benefit payable for 10 years in quarterly installments. If the executive dies before age 65, his beneficiary or estate will receive a lump sum payment equal to the present value of the aggregate retirement benefit accrued by us. If the executive becomes disabled before age 65, then his 40 quarterly installments will begin as of the first day of the first full quarter following his 65th birthday. See the Pension Benefits table under “- Benefit Plans” below.

(n)	Represents the estimated present value of the supplemental disability benefits that Mr. White would be entitled to receive under his employment agreement if he remained disabled until age 70. In the event of disability, he is entitled to receive supplemental disability benefits equal to the difference between 60% of his base salary and the disability benefits otherwise payable to him, as described in Note (l) above. If Mr. White had died as of December 31, 2008, his spouse or his estate would have received a lump sum cash payment of approximately $893,000, representing the present value of his base salary for 36 months.
Payments to Edward W. Gormley. On May 3, 2008, Edward W. Gormley, our Senior Vice President and Secretary, elected to take early retirement effective as of September 30, 2008. Mr. Gormley was a party to an employment agreement with us dated as of November 28, 2007. In connection with his retirement, Mr. Gormley agreed to terminate his employment agreement and to extinguish all his rights under the employment agreement. In exchange, we entered into a retirement, consulting and noncompetition agreement with Mr. Gormley, pursuant to which Mr. Gormley has agreed to provide us with consulting services and not to compete with us for a period of 36 months following his retirement date. Pursuant to the retirement, consulting and noncompetition agreement, Mr. Gormley received approximately $59,300 in regular monthly base salary from May 3, 2008 through September 30, 2008. Commencing on October 31, 2008, we began to pay Mr. Gormley a consulting fee of $10,000 per month which shall continue for a period of 18 months through March 31, 2010. Commencing on April 30, 2010, the consulting fee to Mr. Gormley will be reduced to $7,500 per month and will be paid to Mr. Gormley through September 30, 2011, for an aggregate fee of $315,000. We have also agreed to provide Mr. Gormley with continued medical and dental insurance coverage until the earlier of 36 months following his retirement date or the date of his full-time employment by another employer.
All stock options and restricted stock awards held by Mr. Gormley which remained unvested as of September 30, 2008 were forfeited by Mr. Gormley. Mr. Gormley exercised all of his vested stock options in 2008 after his retirement. In addition, Mr. Gormley is entitled to receive his vested benefits under our 401(k) Plan, ESOP and deferred compensation plan in accordance with the terms of such plans.

Benefit Plans
Supplemental Executive Retirement Plan. Abington Bank maintains a Supplemental Executive Retirement Plan for selected executive officers. Currently, Messrs. White, Sandoski, Gormley, and Kovalcheck participate in the Supplemental Executive Retirement Plan. The Supplemental Retirement Plan provides the participants with a ten-year benefit upon retirement at age 65 or older in an amount equal to 50% of the executive’s average base compensation, as defined, for the highest three calendar years during the 10 years immediately preceding retirement.
Pension Benefits. The table below shows the present value of accumulated benefits payable to Messrs. White, Sandoski and Kovalcheck, including the number of years of credited service, under the supplemental executive retirement plan determined using interest rate and mortality rate assumptions consistent with those used in our financial statements. Messrs. Golden and Wasekanes do not participate in the supplemental executive retirement plan.

		Number of Years	Present Value of	Payments During Last
Name	Plan Name	Credited Service	Accumulated Benefit(1)	Fiscal Year
Robert W. White	Supplemental Executive Retirement Plan	35	$994,400	—
Jack J. Sandoski	Supplemental Executive Retirement Plan	21	546,186	—
Frank Kovalcheck	Supplemental Executive Retirement Plan	8	72,201	—

(1)	Reflects value as of December 31, 2008.
Executive Deferred Compensation Plan. Abington Bank maintains an Executive Deferred Compensation Plan for selected executive officers. In December 2005, Abington’s Board of Directors froze the Amended and Restated Executive Deferred Compensation Plan retroactive to January 1, 2005, such that no further contributions will be made on behalf of the executive officers under the plan. Messrs. White, Sandoski and Kovalcheck currently participate in the executive deferred compensation plan. In addition, director Jane Margraff Kieser maintains an account in the Executive Deferred Compensation Plan with respect to amounts accumulated when she was an executive officer of Abington Bank. The Board of Directors took these actions upon its review of the total compensation programs available to Abington’s employees, including the increased benefits available as a result of the mutual holding company reorganization completed in December 2004 and the adoption of equity compensation plans by Abington’s shareholders at the 2005 Annual Meeting of Shareholders held in June 2005. The participant maintains an account in the Executive Deferred Compensation Plan until the earlier of retirement, termination of employment or death.
Nonqualified Deferred Compensation. The table below sets forth the aggregate balance at December 31, 2008 and earnings on the executive deferred compensation plan accounts for the named executive officers.

	Executive	Registrant	Aggregate
	Contributions	Contributions	Earnings	Aggregate	Aggregate
	in 2008 Fiscal	in 2008 Fiscal	in 2008 Fiscal	Withdrawals/	Balance at
Name	Year(1)	Year(1)	Year(1)	Distributions	December 31, 2008
Robert W. White	$—	$—	$3,493	$—	$773,913
Jack J. Sandoski	—	—	1,550	—	340,137
Frank Kovalcheck	—	—	379	—	82,068

(1)	In 2005 the executive deferred compensation plan was frozen retroactive to January 1, 2005. No contributions have been made to the named executive officers since the date that the executive deferred compensation plan was frozen. We have established a rabbi trust to fund the executive deferred compensation plan and certain other benefit plans. The aggregate earnings amounts in 2008 in the table above reflect the increase in value of the assets held in the rabbi trust, which include our common stock for Messrs. White, Sandoski and Kovalcheck, respectively. Messrs. Golden and Wasekanes do not participate in the executive deferred compensation plan.

Endorsement Split-Dollar Insurance Agreements. Abington Bank has purchased insurance policies on the lives of the four executive officers named in the Summary Compensation Table, and has entered into split-dollar insurance agreements with each of those officers. The policies are owned by Abington Bank which pays each premium due on the policies. Under the agreements with the named executive officers, upon an officer’s death while he remains employed by Abington Bank the executive’s beneficiary shall receive proceeds in the amount of the executive’s salary at the time of death multiplied by three (up to a maximum of $250,000) plus an additional $150,000. The officer’s beneficiary will not receive any proceeds in the case of the officer’s death after termination of employment. Abington Bank is entitled to receive the amount of the death benefits less those paid to the officer’s beneficiary, which is expected to reimburse Abington Bank in full for its life insurance investment.
The split-dollar insurance agreements may be terminated at any time by Abington Bank or the officer, by written notice to the other. The split-dollar insurance agreements will also terminate upon cancellation of the insurance policy by Abington Bank, cessation of Abington Bank’s business or upon bankruptcy, receivership or dissolution or by Abington Bank upon the officer’s termination of service to Abington Bank. Upon termination, the officer forfeits any right in the death benefit and Abington Bank may retain or terminate the insurance policy in its sole discretion.
Related Party Transactions
During 2008, Abington Bank has had, and expects to have in the future, banking transactions in the ordinary course of business with its directors and officers, and other related parties. These transactions have been made on substantially the same terms, including interest rates, collateral, and repayment terms, as those prevailing at the same time for comparable transactions with unaffiliated parties. The extensions of credit to these persons have not and do not currently involve more than the normal risk of collectability or present other unfavorable features. None of these loans or other extensions of credit are disclosed as non-accrual, past due, restructured or potential problem loans.
Under Abington Bancorp’s Audit Committee Charter, the Audit Committee is required to review and approve all related party transactions, as described in Item 404 of Regulation S-K of the SEC’s rules. To the extent such transactions are ongoing business relationships with Abington Bancorp or Abington Bank, such transactions shall be reviewed annually and such relationships shall be on terms not materially less favorable than what would be usual and customary in similar transactions between unrelated persons dealing at arms’ length.
Compensation Committee Interlocks and Insider Participation
Ms. Margraff Kieser and Messrs. Graham and Pannepacker, who is Chairman, serve as members of the Compensation Committee. None of the members of the Compensation Committee during 2007 was a current or former officer or employee of Abington Bancorp or Abington Bank other than Ms. Margraff Kieser, who served as our Senior Vice President, Operations and Human Resources from 1980 to 2001. Nor did any member engage in certain transactions with Abington Bancorp or Abington Bank required to be disclosed by regulations of the SEC. Additionally, there were no compensation committee “interlocks” during 2008, which generally means that no executive officer of Abington Bancorp served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or member of the Compensation Committee of Abington Bancorp.

BENEFICIAL OWNERSHIP OF COMMON STOCK
BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth as of March 19, 2009, the voting record date, certain information as to the common stock beneficially owned by (a) each person or entity, including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, who or which was known to us to be the beneficial owner of more than 5% of the issued and outstanding common stock, (b) the directors of Abington Bancorp, (c) certain executive officers of Abington Bancorp named in the Summary Compensation Table; and (d) all directors and executive officers of Abington Bancorp as a group.

	Amount and Nature of Beneficial
	Ownership as of March 19,		Percent of
Name of Beneficial Owner or Number of Persons in Group	2009(1)		Common Stock(16)
Abington Bank Employee Stock Ownership Plan Trust	1,955,235	(2)	8.0%
180 York Road Jenkintown, Pennsylvania 19046

Wellington Management Company, LLP	2,146,340	(3)	8.8
75 State Street Boston, Massachusetts 02109

Directors:
Douglas S. Callantine	44,132	(4)(5)	*
Michael F. Czerwonka, III	126,120	(4)(6)	*
Jane Margraff Kieser	140,926	(4)(7)	*
Joseph B. McHugh	160,359	(4)(8)	*
Robert J. Pannepacker, Sr.	202,245	(4)(9)	*
Robert W. White	576,876	(4)(10)	2.3
G. Price Wilson, Jr.	42,266	(4)(11)	*

Other Executive Officers:
Frank Kovalcheck	189,638	(4)(12)	*
Jack J. Sandoski	241,905	(4)(13)	1.0
Eric L. Golden	18,735	(4)(14)	*
Thomas J. Wasekanes	141,390	(4)(15)

All Directors and Executive Officers as a Group (11 persons)	1,884,592	(4)	7.5%

*	Represents less than 1% of our outstanding common stock.

(1)	Based upon filings made pursuant to the Securities Exchange Act of 1934 and information furnished by the respective individuals. Under regulations promulgated pursuant to the Securities Exchange Act of 1934, shares of common stock are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or to direct the disposition of the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares and none of the shares are pledged.

(2)	Messrs. Robert W. White, Jack J. Sandoski and Frank Kovalcheck act as trustees of the Abington Bancorp, Inc. Employee Stock Ownership Plan Trust. As of March 19, 2009, 311,634 shares held in the plan trust were allocated to the accounts of participating employees and 1,643,601 shares were held, unallocated, for allocation in future years. In general, the allocated shares held in the plan trust as of March 19, 2009, will be voted by the plan trustees in accordance with the instructions of the participants. Any unallocated shares are generally required to be voted by the plan trustees in the same manner that the majority of the shares which have been allocated to participants are directed to be voted, subject to each case to the fiduciary duties of the plan trustees and applicable law. The amount of our common stock beneficially owned by officers who serve as plan trustees and by all directors and executive officers as a group does not include the shares held by the plan trust other than shares specifically allocated to the individual officer’s account.
(Footnotes continued on following page)

(3)	Based on a Schedule 13G/A, filed February 17, 2009 with the SEC by Wellington Management Company, LLP. Wellington Management Company, LLP, in its capacity as investment advisor, is the owner of record of 2,146,340 shares of common stock. Wellington Management’s clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities. According to a Schedule 13G/A, filed February 17, 2009 with the SEC by Bay Pond Partners, L.P. and Wellington Hedge Management LLC, the sole general partner of Bay Pond Partners, L.P., Bay Pond Partners and WHML are attributed with the ownership of 1,393,340 shares of common stock reported to be owned by Wellington Management Company, LLP.

(4)	Includes shares over which the directors and officers have voting power which have been granted pursuant to the Abington Bancorp 2005 and 2007 Recognition and Retention Plans and are held in the associated trusts and stock options granted pursuant to the Abington Bancorp 2005 and 2007 Stock Option Plans which are exercisable within 60 days. Does not include shares that have been granted to the directors and executive officers under the 2007 Recognition and Retention Plan.

	Recognition Plan Trust		Stock Option Plan
Name	2005	2007	2005	2007
Douglas S. Callantine	—	20,000	—	12,000
Michael F. Czerwonka, III	7,680	20,000	28,800	12,000
Jane Margraff Kieser	7,680	20,000	28,800	12,000
Joseph B. McHugh	7,680	20,000	28,800	12,000
Robert J. Pannepacker, Sr.	7,680	20,000	28,800	12,000
Robert W. White	44,800	100,000	168,480	62,000
G. Price Wilson, Jr.	—	20,000	2,560	12,000
Frank Kovalcheck	11,200	25,200	56,160	21,000
Jack J. Sandoski	11,200	25,200	56,160	21,000
Eric L. Golden	1,920	5,600	2,960	2,400
Thomas J. Wasekanes	9,880	6,400	5,216	2,400

All Directors and Executive Officers as a Group (11 persons)	109,720	282,400	406,736	180,800

(5)	Includes 3,872 shares held jointly with Mr. Callantine’s spouse and 3,260 shares held in the Deferred Compensation Plan over which Mr. Callantine disclaims beneficial ownership.

(6)	Includes 14,400 shares held jointly with Mr. Czerwonka’s spouse, 25,600 shares held by Mr. Czerwonka’s spouse and 6,120 shares held in Mr. Czerwonka’s individual retirement account.

(7)	Includes 13,350 shares held in the Deferred Compensation Plan over which Ms. Kieser disclaims beneficial ownership and 3,390 shares held in the Abington Bank 401(k) Plan.

(8)	Includes 91,879 shares held jointly with Mr. McHugh’s spouse.

(9)	Includes 43,125 shares held by Mr. Pannepacker’s spouse, 38,501 shares held by Mr. Pannepacker’s mother for whom he has power of attorney, and over which he disclaims beneficial ownership and 3,200 shares held by Penny’s Flowers, Inc., a corporation of which Mr. Pannepacker is a 50% owner, and over which he disclaims beneficial ownership except with respect to his pecuniary interest therein.

(10)	Includes 24,145 shares held in the Abington Bank 401(k) Plan, 83,273 shares held in the Deferred Compensation Plan Trust over which Mr. White disclaims beneficial ownership and 13,891 shares allocated to Mr. White’s account in the employee stock ownership plan, over which Mr. White shares voting power.

(11)	Includes 1,677 shares held in Mr. Wilson’s individual retirement account.

(12)	Includes 12,288 shares held jointly with Mr. Kovalcheck’s spouse, 15,691 shares held by Mr. Kovalcheck’s spouse, 13,526 shares held in the Abington Bank 401(k) Plan, 8,835 shares held in the Deferred Compensation Plan Trust over which Mr. Kovalcheck disclaims beneficial ownership and 7,852 shares allocated to Mr. Kovalcheck’s account in the employee stock ownership plan over which Mr. Kovalcheck shares voting power.

(13)	Includes 48,005 shares held in Abington Bank’s 401(k) Plan, 36,461 shares held in the Deferred Compensation Plan over which Mr. Sandoski disclaims beneficial ownership, 16,000 shares held by Mr. Sandoski’s mother for whom he has power of attorney and over which he disclaims beneficial ownership and 9,132 shares allocated to Mr. Sandoski’s account in the employee stock ownership plan, over which Mr. Sandoski shares voting power.

(14)	Includes 4,989 shares allocated to Mr. Golden’s account in the employee stock ownership plan, over which Mr. Golden shares voting power.

(15)	Includes 40,000 shares held by Mr. Wasekanes’s spouse, 3,520 shares held by his daughter, 24,628 shares held in Abington Bank’s 401(k) Plan and 5,661 shares allocated to Mr. Wasekanes’s account in the employee stock ownership plan, over which Mr. Wasekanes shares voting power.

(16)	Each beneficial owner’s percentage ownership is determined by assuming that options held by such person (but not those held by any other person) and that are exercisable within 60 days of the voting record date have been exercised.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the officers and directors, and persons who own more than 10% of Abington Bancorp’s common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by regulation to furnish us with copies of all Section 16(a) forms they file. We know of no person who owns 10% or more of Abington Bancorp’s common stock.
Based solely on our review of the copies of such forms furnished to us, or written representations from our officers and directors, we believe that during, and with respect to, the fiscal year ended December 31, 2008, our officers and directors complied in all respects with the reporting requirements promulgated under Section 16(a) of the Securities Exchange Act of 1934.
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Proposal Two)
The Audit Committee of the Board of Directors of Abington Bancorp has appointed Beard Miller Company LLP, an independent registered public accounting firm, to perform the audit of our financial statements for the year ending December 31, 2009, and further directed that the selection of Beard Miller Company LLP be submitted for ratification by the shareholders at the Annual Meeting.
We have been advised by Beard Miller Company LLP that neither that firm nor any of its associates has any relationship with Abington Bancorp or its subsidiaries other than the usual relationship that exists between an independent registered public accounting firm and clients. Beard Miller Company LLP is expected to have one or more representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.
In determining whether to appoint Beard Miller Company LLP as our independent registered public accounting firm, our Audit Committee considered whether the provision of services, other than auditing services, by Beard Miller Company LLP is compatible with maintaining their independence. In addition to performing auditing services as well as reviewing Abington Bancorp’s public filings, Beard Miller Company LLP will perform tax-related services, including the completion of Abington Bancorp’s corporate tax returns, in fiscal 2009. The Audit Committee believes that Beard Miller Company LLP’s performance of these other services is compatible with maintaining their independence.
The Board of Directors recommends that you vote FOR the ratification of the appointment of
Beard Miller Company LLP for the fiscal year ending December 31, 2009.
Audit Fees
The Audit Committee selects our independent registered public accounting firm and pre-approves all audit services to be provided by it to Abington Bancorp. The Audit Committee also reviews and pre-approves all audit-related and non-audit related services rendered by our independent registered public accounting firm in accordance with the Audit Committee’s charter. In its review of these services and related fees and terms, the Audit Committee considers, among other things, the possible effect of the performance of such services on the independence of our independent registered public accounting firm. The Audit Committee pre-approves certain audit-related services and certain non-audit related tax services which are specifically described by the Audit Committee on an annual basis and separately approves other individual engagements as necessary.

The following table sets forth the aggregate fees paid by us to Beard Miller Company LLP for professional services rendered in connection with the audit of Abington Bancorp’s consolidated financial statements for 2008 and 2007, respectively, as well as the fees paid by us to Beard Miller Company LLP for audit-related and other services rendered to us during 2008 and 2007, respectively.

	Year Ended December 31,
	2008	2007
Audit fees (1)	$155,495	$145,918
Audit-related fees (2)	23,076	110,288
Tax fees (3)	17,190	23,921
All other fees	—	—

Total	$195,761	$280,127

(1)	Includes professional services rendered for the audit of Abington Bancorp’s annual consolidated financial statements, effectiveness of internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act, and review of consolidated financial statements included in Forms 10-Q, including out-of-pocket expenses.

(2)	Includes assistance with accounting for the employee stock ownership plan, employee benefit plan audits and for 2007, with the review of registration statements in connection with the second-step conversion of Abington Community Bancorp, Inc.

(3)	Includes preparation of state and federal tax returns and short period returns for our second-step conversion completed in 2007.
Each new engagement of Beard Miller Company LLP was approved in advance by the Audit Committee and none of those engagements made use of the de minimis exception to pre-approval contained in the Securities and Exchange Commission’s rules.
REPORT OF THE AUDIT COMMITTEE
The Audit Committee has reviewed and discussed Abington Bancorp’s audited financial statements with management. The Audit Committee has discussed with Abington Bancorp’s independent registered public accounting firm, Beard Miller Company LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.” The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees” and has discussed with Beard Miller Company LLP, the independent registered public accounting firm’s independence. Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Abington Bancorp’s Annual Report on Form 10-K for fiscal year 2008 for filing with the Securities and Exchange Commission.
Members of the Audit Committee
Michael F. Czerwonka, III, Chairman
Joseph B. McHugh
Robert John Pannepacker, Sr.

REPORT OF THE COMPENSATION COMMITTEE
We have reviewed and discussed with management certain Compensation Discussion and Analysis provisions to be included in Abington Bancorp’s 2009 Shareholder Meeting Schedule 14A Proxy Statement, filed pursuant to Section 14(a) of the Securities Exchange Act of 1934. Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Abington Bancorp’s proxy statement.
Members of the Compensation Committee
Robert J. Pannepacker, Sr., Chairman
A. Stuard Graham, Jr.
Jane Margraff Kieser
SHAREHOLDER PROPOSALS, NOMINATIONS AND COMMUNICATIONS
WITH THE BOARD OF DIRECTORS
Shareholder Proposals. Any proposal which a shareholder wishes to have included in the proxy materials of Abington Bancorp relating to the next annual meeting of shareholders of Abington Bancorp, which is currently expected to be held in May 2010, must be received at the principal executive offices of Abington Bancorp, Inc., 180 Old York Road, Jenkintown, Pennsylvania, 19046, Attention: Edward W. Gormley, Corporate Secretary, no later than December 3, 2009. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of shareholders. It is urged that any such proposals be sent certified mail, return receipt requested.
Shareholder proposals that are not submitted for inclusion in Abington Bancorp’s proxy materials pursuant to Rule 14a-8 may be brought before an Annual Meeting pursuant to Section 2.10 of Abington Bancorp’s Bylaws. Notice of the proposal must also be given in writing and delivered to, or mailed and received at, our principal executive offices by December 3, 2009. The notice must include the information required by Section 2.10 of our Bylaws.
Shareholder Nominations. Our Bylaws provide that, subject to the rights of the holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, all nominations for election to the Board of Directors, other than those made by the Board or the Nominating Committee thereof, shall be made by a shareholder who has complied with the notice provisions in the Bylaws. Written notice of a shareholder nomination generally must be communicated to the attention of the Corporate Secretary and either delivered to, or mailed and received at, our principal executive offices not later than, with respect to an annual meeting of shareholders, 120 days prior to the anniversary date of the mailing of proxy materials by us in connection with the immediately preceding annual meeting of shareholders. For our annual meeting in 2010, this notice must be received by December 3, 2009. Each written notice of a shareholder nomination is required to set forth certain information specified in Section 3.12 of Abington Bancorp’s Bylaws. We did not receive any shareholder nominations with respect to this Annual Meeting.
Other Shareholder Communications. Our Board of Directors has adopted a formal process by which shareholders may communicate with the Board. Shareholders who wish to communicate with our Board of Directors may do so by sending written communications addressed to the Board of Directors of Abington Bancorp, Inc., c/o Edward W. Gormley, Corporate Secretary, 180 Old York Road, Jenkintown, Pennsylvania, 19046.

ANNUAL REPORTS
A copy of our Annual Report to Shareholders on Form 10-K for the year ended December 31, 2008 accompanies this proxy statement. Such report is not part of the proxy solicitation materials.
Upon receipt of a written request we will furnish to any shareholder without charge a copy of the exhibits to our Annual Report on Form 10-K for fiscal 2008. Such written requests should be directed to Mr. Edward W. Gormley, Corporate Secretary, Abington Bancorp, 180 Old York Road, Jenkintown, Pennsylvania 19046. The Form 10-K is not a part of the proxy solicitation materials.
OTHER MATTERS
Management is not aware of any business to come before the Annual Meeting other than the matters described above in this proxy statement. However, if any other matters should properly come before the meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.
The cost of the solicitation of proxies will be borne by Abington Bancorp. Abington Bancorp will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of Abington Bancorp’s common stock. In addition to solicitations by mail, directors, officers and employees of Abington Bancorp may solicit proxies personally or by telephone without additional compensation.

☒      Please Mark Votes
          As in This Example
REVOCABLE PROXY
ABINGTON BANCORP, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ABINGTON BANCORP, INC. FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 14, 2009 AND AT ANY ADJOURNMENT THEREOF.
The undersigned hereby appoints the Board of Directors of Abington Bancorp, Inc. or any successors thereto, as proxies with full powers of substitution, to represent and vote, as designated below, all the shares of common stock of Abington Bancorp, Inc. held of record by the undersigned on March 19, 2009 at the Annual Meeting of Shareholders to be held at the Huntingdon Valley Country Club, located at 2295 Country Club Drive, Huntingdon Valley, Pennsylvania on Thursday, May 14, 2009, at 10:30 a.m., Eastern Daylight Time, or at any adjournment thereof.

1. ELECTION OF DIRECTORS FOR A THREE-YEAR TERM:

☐ FOR	☐ WITHHOLD
Nominees for three-year term expiring in 2012: Michael F. Czerwonka, III, CPA and Robert J. Pannepacker, Sr.
Instruction: To withhold authority to vote for any individual nominee, mark “Withhold” and write that nominee’s name in the space provided below.

2. PROPOSAL TO RATIFY THE APPOINTMENT of Beard Miller Company LLP as Abington Bancorp’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
The Board of Directors recommends that you vote “FOR” all of the nominees listed above and “FOR” the ratification of the appointment of Beard Miller Company LLP.
THE SHARES OF ABINGTON BANCORP’S COMMON STOCK WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS’ NOMINEES TO THE BOARD OF DIRECTORS, FOR RATIFICATION OF THE APPOINTMENT OF ABINGTON BANCORP’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders of Abington Bancorp, Inc. called for May 14, 2009, the accompanying proxy statement and the Annual Report prior to the signing of this proxy.

Please be sure to date and sign this	Date
proxy card in the box below.

Sign above

▲       Detach above card, sign, date and mail in postage paid envelope provided.     ▲
ABINGTON BANCORP, INC.

Please sign this proxy exactly as your name(s) appear(s) on this proxy. When signing in a representative capacity, please give title. When shares are held jointly, only one holder need sign.
PLEASE ACT PROMPTLY
MARK, SIGN, DATE AND MAIL YOUR PROXY CARD TODAY
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

DRIVING DIRECTIONS

From Points South:	From Points North:

Take I-95 North	Take New Jersey Turnpike South
Take Exit 7, I-476 N. toward Plymouth Meeting	Take Exit 6, I-276 W/Pennsylvania Turnpike
Take Exit 20, I-276 E/ Pennsylvania Turnpike, toward New Jersey	Take Exit 343, Pa-611 S/Easton Rd., toward
Take Exit 343, Pa-611 S/Easton Rd., toward Willow Grove/Abington	Willow Grove/Abington
Turn Right onto Easton Rd.
Turn Left onto W Moreland Rd./ Pa-63	Follow same directions as from points south.
Turn Right onto Edge Hill Rd./ Pa-63
Turn Left onto Country Club Dr. end at 2295 Country Club Dr.

REVOCABLE PROXY
ABINGTON BANCORP, INC.
ANNUAL MEETING OF SHAREHOLDERS
May 14, 2009, 10:30 a.m., Eastern Daylight Time
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
ABINGTON BANCORP, INC. FOR USE AT THE ANNUAL MEETING OF
SHAREHOLDERS TO BE HELD ON MAY 14, 2009 AND AT ANY
ADJOURNMENT THEREOF.
The undersigned hereby appoints the Board of Directors of Abington Bancorp, Inc. or any successors thereto, as proxies with full powers of substitution, to represent and vote, as designated on the reverse side, all the shares of common stock of Abington Bancorp, Inc. held of record by the undersigned on March 19, 2009 at the Annual Meeting of Shareholders to be held at the Huntingdon Valley Country Club, located at 2295 Country Club Drive, Huntingdon Valley, Pennsylvania on Thursday, May 14, 2009, at 10:30 a.m., Eastern Daylight Time, or at any adjournment thereof.
COMMON
PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY
IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR
VOTE VIA THE INTERNET OR BY TELEPHONE.
(Continued, and to be marked, dated and signed, on the other side)
▼      FOLD AND DETACH HERE      ▼

ABINGTON BANCORP, INC. — ANNUAL MEETING, MAY 14, 2009
YOUR VOTE IS IMPORTANT!
You can vote in one of three ways:
1. Call toll free 1-866-246-8475 on a Touch Tone Phone. There is NO CHARGE to you for this call.
or
2. Via the Internet at https://www.proxyvotenow.com/abbc and follow the instructions.
or
3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.
PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS
DRIVING DIRECTIONS

From Points South:	From Points North:

Take I-95 North	Take New Jersey Turnpike South
Take Exit 7, I-476 N. toward Plymouth Meeting	Take Exit 6, I-276 W/Pennsylvania Turnpike
Take Exit 20, I-276 E/ Pennsylvania Turnpike, toward New Jersey	Take Exit 343, Pa-611 S/Easton Rd., toward
Take Exit 343, Pa-611 S/Easton Rd., toward Willow Grove/Abington	Willow Grove/Abington
Turn Right onto Easton Rd.
Turn Left onto W Moreland Rd./ Pa-63	Follow same directions as from points south.
Turn Right onto Edge Hill Rd./ Pa-63
Turn Left onto Country Club Dr. end at 2295 Country Club Dr.

Annual Meeting of Shareholders MAY 14, 2009
REVOCABLE PROXY
ABINGTON BANCORP, INC.

Please mark votes as in this example ☒
1. Election of directors for three-year term:
FOR ☐          WITHHOLD ☐
Nominees for three-year term expiring in 2012:
(01) Michael F. Czerwonka, III, CPA                         (02) Robert J. Pannepacker, Sr.
Instruction: To withhold authority to vote for any nominee, mark “Withhold” and write that nominee’s name or number in the space provided below.

2. PROPOSAL TO RATIFY THE APPOINTMENT of Beard Miller Company LLP as Abington Bancorp’s independent registered public accounting firm for the fiscal year ending December 31, 2009.
FOR ☐           AGAINST ☐           ABSTAIN ☐
3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
The Board of Directors recommends that you vote “FOR” all of the Board’s nominees and “FOR” the ratification of Beard Miller Company LLP.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. THE SHARES OF ABINGTON BANCORP’S COMMON STOCK WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS’ NOMINEES TO THE BOARD OF DIRECTORS, FOR RATIFICATION OF ABINGTON BANCORP’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING.
Mark here if you plan to attend the meeting ☐
Mark here for address change and note change ☐

If you return this card properly signed but you do not otherwise specify, shares will be voted for the Board of Directors’ nominees for director and for the ratification of Beard Miller Company LLP.

Please sign this proxy card exactly as your name appears on this proxy. When signing in a representative capacity, please give title. When shares are held jointly, only one holder need sign.

Please be sure to date and sign this	Date
proxy card in the box below.

Sign above

***IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET,
PLEASE READ THE INSTRUCTIONS BELOW***

▲      FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL      ▲
PROXY VOTING INSTRUCTIONS
Shareholders of record have three ways to vote:
1.	By Mail; or

2.	By Telephone (using a Touch-Tone Phone); or

3.	By Internet.
A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3:00 A.M., May 14, 2009. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 3:00 a.m., May 14, 2009: 1-866-246-8475	Vote by Internet anytime prior to 3:00 a.m., May 14, 2009 go to https://www.proxyvotenow.com/abbc

PLEASE NOTE THAT THE LAST VOTE RECEIVED, WHETHER BY TELEPHONE, INTERNET
OR BY MAIL, WILL BE THE VOTE COUNTED.
ON-LINE ANNUAL MEETING MATERIALS: http://www.cfpproxy.com/6252
Your vote is important!

401(k) VOTING INSTRUCTION BALLOT
ABINGTON BANCORP, INC.
ANNUAL MEETING OF SHAREHOLDERS
May 14, 2009, 10:30 a.m., Eastern Daylight Time
The undersigned hereby instructs the Trustees of the Abington Bank 401(k) Plan to vote, as designated on the reverse side, all the shares of common stock of Abington Bancorp, Inc. allocated to my 401(k) Plan account as of March 19, 2009 at the Annual Meeting of Shareholders to be held at the Huntingdon Valley Country Club, located at 2295 Country Club Drive, Huntingdon Valley, Pennsylvania, on Thursday, May 14, 2009, at 10:30 a.m., Eastern Daylight Time, or at any adjournment thereof.
ABINGTON BANK 401(k) PLAN
PLEASE COMPLETE, DATE, SIGN AND MAIL THIS VOTING INSTRUCTION CARD
PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR
VOTE VIA THE INTERNET OR BY TELEPHONE.
(Continued, and to be marked, dated and signed, on the other side)
▼      FOLD AND DETACH HERE      ▼

ABINGTON BANCORP, INC. — ANNUAL MEETING, MAY 14, 2009
YOUR VOTE IS IMPORTANT!
Annual Meeting Materials are available online at: http://www.cfpproxy.com/6252
You can vote in one of three ways:
1. Call toll free 1-866-246-8475 on a Touch Tone Phone. There is NO CHARGE to you for this call.
or
2. Via the Internet at https://www.proxyvotenow.com/abbc and follow the instructions.
or
3. Mark, sign and date your voting instruction card and return it promptly in the enclosed envelope.
PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS
DRIVING DIRECTIONS

From Points South:	From Points North:

Take I-95 North	Take New Jersey Turnpike South
Take Exit 7, I-476 N. toward Plymouth Meeting	Take Exit 6, I-276 W/Pennsylvania Turnpike
Take Exit 20, I-276 E/ Pennsylvania Turnpike, toward New Jersey	Take Exit 343, Pa-611 S/Easton Rd., toward
Take Exit 343, Pa-611 S/Easton Rd., toward Willow Grove/Abington	Willow Grove/Abington
Turn Right onto Easton Rd.
Turn Left onto W Moreland Rd./ Pa-63	Follow same directions as from points south.
Turn Right onto Edge Hill Rd./ Pa-63
Turn Left onto Country Club Dr. end at 2295 Country Club Dr.

Annual Meeting of Shareholders MAY 14, 2009
VOTING INSTRUCTION CARD
ABINGTON BANCORP, INC.

PLEASE MARK VOTES AS IN THIS EXAMPLE ☒
1. ELECTION OF DIRECTORS FOR THREE-YEAR TERM:
FOR ☐           WITHHOLD ☐
Nominees for three-year term expiring in 2012:
(01) Michael F. Czerwonka, III, CPA                    (02) Robert J. Pannepacker, Sr.
Instruction: To withhold authority to vote for any nominee, mark “Withhold” and write that nominee’s name or number in the space provided below.

2. PROPOSAL TO RATIFY THE APPOINTMENT of Beard Miller Company LLP as Abington Bancorp’s independent registered public accounting firm for the fiscal year ending December 31, 2009.
FOR ☐           AGAINST ☐           ABSTAIN ☐
3. In their discretion, the Trustees are authorized to vote upon such other business as may properly come before the meeting.
The Board of Directors recommends that you vote “FOR” all of the Board’s nominees and “FOR” the ratification of Beard Miller Company LLP. Such votes are hereby solicited by Abington Bancorp’s Board of Directors.
Mark here if you plan to attend the meeting ☐
Mark here for address change and note change ☐

If you return this card properly signed but you do not otherwise specify, shares will be voted for the Board of Directors’ nominees for director and for the ratification of Beard Miller Company LLP.
Please sign this voting instruction card exactly as your name appears on this card. When signing in a representative capacity, please give title. When shares are held jointly, only one holder need sign.

Please be sure to date and sign this	Date
instruction card in the box below.

Plan Participant sign above

***IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET,
PLEASE READ THE INSTRUCTIONS BELOW***

▲      FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL      ▲
VOTING INSTRUCTIONS
401(k) Participants have three ways to vote:
1.	By Mail; or

2.	By Telephone (using a Touch-Tone Phone); or

3.	By Internet.
Your telephone or Internet vote authorizes the Trustees of the 401(k) Plan to vote your shares in the same manner as if you marked, signed, dated and returned your voting instruction card. Please note all votes cast via the telephone or Internet must be cast prior to 3:00 A.M., May 7, 2009. If you are voting by mail, your vote must be received by May 7, 2009.

Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 3:00 a.m., May 7, 2009: 1-866-246-8475	Vote by Internet Anytime prior to 3:00 a.m., May 7, 2009 go to https://www.proxyvotenow.com/abbc

Please note that the last vote received, whether by telephone, internet or by mail, will be the vote counted.
ON-LINE ANNUAL MEETING MATERIALS: http://www.cfpproxy.com/6252
Your vote is important!

ESOP VOTING INSTRUCTION BALLOT
ABINGTON BANCORP, INC.
ANNUAL MEETING OF SHAREHOLDERS
May 14, 2009, 10:30 a.m., Eastern Daylight Time
The undersigned hereby instructs the Trustees of the Abington Bank Employee Stock Ownership Plan (“ESOP”) to vote, as designated on the reverse side, all the shares of common stock of Abington Bancorp, Inc. allocated to my ESOP account as of March 19, 2009 at the Annual Meeting of Shareholders to be held at the Huntingdon Valley Country Club, located at 2295 Country Club Drive, Huntingdon Valley, Pennsylvania, on Thursday, May 14, 2009, at 10:30 a.m., Eastern Daylight Time, or at any adjournment thereof.
ABINGTON BANK ESOP
PLEASE COMPLETE, DATE, SIGN AND MAIL THIS VOTING INSTRUCTION CARD
PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR
VOTE VIA THE INTERNET OR BY TELEPHONE.
(Continued, and to be marked, dated and signed, on the other side)
▼      FOLD AND DETACH HERE      ▼

ABINGTON BANCORP, INC. — ANNUAL MEETING, MAY 14, 2009
YOUR VOTE IS IMPORTANT!
Annual Meeting Materials are available on-line at: http://www.cfpproxy.com/6252
You can vote in one of three ways:
1. Call toll free 1-866-246-8475 on a Touch Tone Phone. There is NO CHARGE to you for this call.
or
2. Via the Internet at https://www.proxyvotenow.com/abbc and follow the instructions.
or
3. Mark, sign and date your voting instruction card and return it promptly in the enclosed envelope.
PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS
DRIVING DIRECTIONS

From Points South:	From Points North:

Take I-95 North	Take New Jersey Turnpike South
Take Exit 7, I-476 N. toward Plymouth Meeting	Take Exit 6, I-276 W/Pennsylvania Turnpike
Take Exit 20, I-276 E/ Pennsylvania Turnpike, toward New Jersey	Take Exit 343, Pa-611 S/Easton Rd., toward
Take Exit 343, Pa-611 S/Easton Rd., toward Willow Grove/Abington	Willow Grove/Abington
Turn Right onto Easton Rd.
Turn Left onto W Moreland Rd./ Pa-63	Follow same directions as from points south.
Turn Right onto Edge Hill Rd./ Pa-63
Turn Left onto Country Club Dr. end at 2295 Country Club Dr.

Annual Meeting of Shareholders MAY 14, 2009
VOTING INSTRUCTION CARD
ABINGTON BANCORP, INC.

PLEASE MARK VOTES AS IN THIS EXAMPLE ☒
1. ELECTION OF DIRECTORS FOR THREE-YEAR TERM:
FOR ☐           WITHHOLD ☐
Nominees for three-year term expiring in 2012:
(01) Michael F. Czerwonka, III, CPA                    (02) Robert J. Pannepacker, Sr.
Instruction: To withhold authority to vote for any nominee, mark “Withhold” and write that nominee’s name or number in the space provided below.

2. PROPOSAL TO RATIFY THE APPOINTMENT of Beard Miller Company LLP as Abington Bancorp’s independent registered public accounting firm for the fiscal year ending December 31, 2009.
FOR ☐           AGAINST ☐           ABSTAIN ☐
3. In their discretion, the Trustees are authorized to vote upon such other business as may properly come before the meeting.
The Board of Directors recommends that you vote “FOR” all of the Board’s nominees and “FOR” the ratification of Beard Miller Company LLP. Such votes are hereby solicited by Abington Bancorp’s Board of Directors.
Mark here if you plan to attend the meeting ☐
Mark here for address change and note change ☐

If you return this card properly signed but you do not otherwise specify, shares will be voted for the Board of Directors’ nominees for director and for the ratification of Beard Miller Company LLP.
Please sign this voting instruction card exactly as your name appears on this card. When signing in a representative capacity, please give title. When shares are held jointly, only one holder need sign.

Please be sure to date and sign this	Date
instruction card in the box below.

Plan Participant sign above

***IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET,
PLEASE READ THE INSTRUCTIONS BELOW***

▲      FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL      ▲
VOTING INSTRUCTIONS
ESOP Participants have three ways to vote:
1.	By Mail; or

2.	By Telephone (using a Touch-Tone Phone); or

3.	By Internet.
Your telephone or Internet vote authorizes the Trustees of the ESOP to vote your shares in the same manner as if you marked, signed, dated and returned your voting instruction card. Please note all votes cast via the telephone or Internet must be cast prior to 3:00 A.M., May 7, 2009. If you are voting by mail, your vote must be received by May 7, 2009.

Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 3:00 a.m., May 7, 2009: 1-866-246-8475	Vote by Internet anytime prior to 3:00 a.m., May 7, 2009 go to https://www.proxyvotenow.com/abbc

PLEASE NOTE THAT THE LAST VOTE RECEIVED, WHETHER BY TELEPHONE, INTERNET
OR BY MAIL, WILL BE THE VOTE COUNTED.
ON-LINE ANNUAL MEETING MATERIALS: http://www.cfpproxy.com/6252
Your vote is important!

April 2, 2009
To:	Participants in Abington Bank’s 401(k) Plan and/or Employee Stock Ownership Plan

Re:	Instructions for voting shares of Abington Bancorp, Inc.
As described in the enclosed materials, proxies are being solicited in connection with the proposals to be considered at the upcoming Annual Meeting of Shareholders of Abington Bancorp, Inc. We hope you will take advantage of the opportunity to direct the manner in which shares of common stock of Abington Bancorp allocated to your account(s) in the Abington Bank 401(k) Plan and/or Employee Stock Ownership Plan will be voted. You may receive one or two Voting Instruction Ballots depending on whether you have accounts in the Abington Bank ESOP and 401(k) Plan. Please vote all the ballots you receive.
Enclosed with this letter is the Proxy Statement, which describes the matters to be voted upon, the Annual Report to Shareholders and Voting Instruction Ballot. After you have reviewed the Proxy Statement, we urge you to vote your allocated shares held in the Plans by marking, dating, signing and returning the enclosed Voting Instruction Ballot in the envelope provided, to be received no later than Thursday, May 7, 2009. Registrar and Transfer Company will tabulate the votes for the purpose of having those shares voted by the Trustees.
We urge each of you to vote, as a means of participating in the governance of the affairs of Abington Bancorp. If your voting instructions are not received, the shares allocated to your 401(k) Plan and/or Employee Stock Ownership Plan account(s) will generally not be voted. While I hope that you will vote in the manner recommended by the Board of Directors, the most important thing is that you vote in whatever manner you deem appropriate. Please take a moment to do so.
Please note that the enclosed material relates only to those shares which have been allocated to you in your accounts under the 401(k) Plan and/or Employee Stock Ownership Plan. If you also own shares of Abington Bancorp common stock outside of these plans, you should receive other voting material for those shares owned by you individually. Please return all your voting material so that all your shares may be voted.
Sincerely,

Robert W. White
Chairman, President and Chief Executive Officer

☒	Please Mark Votes As in This Example
2005 AMENDED AND RESTATED RECOGNITION AND RETENTION PLAN AND
2007 RECOGNITION AND RETENTION PLAN
VOTING INSTRUCTION BALLOT
ABINGTON BANCORP, INC.
The undersigned hereby instructs the Trustees of the 2005 Amended and Restated Recognition and Retention Plan and 2007 Recognition and Retention Plan of Abington Bancorp, Inc. to vote, as designated below, all the shares of common stock of Abington Bancorp, Inc. granted to the undersigned and held in the Recognition and Retention Plan Trusts as of March 19, 2009 at the Annual Meeting of Shareholders to be held at the Huntingdon Valley Country Club located at 2295 Country Club Drive, Huntingdon Valley, Pennsylvania, on Thursday, May 14, 2009, at 10:30 a.m., Eastern Daylight Time, or at any adjournment thereof.
RRP
1.	ELECTION OF DIRECTORS FOR THREE-YEAR TERM
☐ FOR           ☐ WITHHOLD
Nominees for three-year term expiring in 2012: Michael F. Czerwonka, III, CPA and Robert J. Pannepacker, Sr.
Instruction: To withhold authority to vote for any individual nominee, mark “Withhold” and write that nominee’s name in the space provided below.

2. PROPOSAL TO RATIFY THE APPOINTMENT of Beard Miller Company LLP as Abington Bancorp’s independent registered public accounting firm for the fiscal year ending December 31, 2009.
☐ FOR          ☐ AGAINST          ☐ ABSTAIN
3. In their discretion, the Trustees are authorized to vote upon such other business as may properly come before the meeting.
The Board of Directors recommends that you vote “FOR” all of the nominees listed above and “FOR” the ratification of the appointment of Beard Miller Company LLP.
The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders of Abington Bancorp, Inc. called for May 14, 2009, the accompanying proxy statement and the Annual Report prior to the signing of this card.

Please be sure to date this Card and sign in the	Date
box below.

Plan Participant sign above

▲      Detach above card, sign, date and mail in postage paid envelope provided.      ▲
ABINGTON BANCORP, INC.

PLEASE MARK, SIGN THIS CARD EXACTLY AS YOUR NAME APPEARS ON THIS CARD, DATE AND
RETURN RECOGNITION AND RETENTION PLAN VOTING INSTRUCTION BALLOT PROMPTLY.
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE CARD IN THE ENVELOPE PROVIDED.

April 2, 2009
To:	Participants in Abington Bancorp’s 2005 Amended and Restated Recognition and Retention Plan and 2007 Recognition and Retention Plan

Re:	Instructions for voting shares of Abington Bancorp, Inc.
As described in the enclosed materials, proxies are being solicited in connection with the proposals to be considered at the upcoming Annual Meeting of Shareholders of Abington Bancorp, Inc. We hope you will take advantage of the opportunity to direct the manner in which shares of common stock of Abington Bancorp granted to you and held in Abington Bancorp’s 2005 Amended and Restated Recognition and Retention Plan and 2007 Recognition and Retention Plan Trusts will be voted.
Enclosed with this letter is the Proxy Statement, which describes the matters to be voted upon, the Annual Report to Shareholders and Voting Instruction Ballot. After you have reviewed the Proxy Statement, we urge you to vote your shares held in the Recognition and Retention Plan Trusts by marking, dating, signing and returning the enclosed Voting Instruction Ballot in the envelope provided. Registrar and Transfer Company will tabulate the votes for the purpose of having those shares voted by the Trustees.
We urge each of you to vote, as a means of participating in the governance of the affairs of Abington Bancorp. If your voting instructions are not received, the shares granted to you and held in the Recognition and Retention Plan Trusts will be voted by the Trustees in their sole discretion. While I hope that you will vote in the manner recommended by the Board of Directors, the most important thing is that you vote in whatever manner you deem appropriate. Please take a moment to do so.
Please note that the enclosed material relates only to those shares which have been granted to you and held in the Recognition and Retention Plan Trusts. If you also own shares of Abington Bancorp individually or through other plans, you should receive other voting material for those shares. Please return all your voting material so that all your shares may be voted.
Sincerely,

Robert W. White
Chairman, President and Chief Executive Officer